COMMON SHARE PURCHASE AGREEMENT

                          dated as of June 20, 1997


                                    Among


                     AMERICAN INDUSTRIAL PROPERTIES REIT,

                                     and

                   MS REAL ESTATE SPECIAL SITUATIONS, INC.


                                     and


                    MORGAN STANLEY ASSET MANAGEMENT, INC.
                as Agent and Attorney-In-Fact on behalf of the
                      clients listed on Exhibit A hereto



                              TABLE OF CONTENTS

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION  . . . . . . . . . . . . -1-
     1.1   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     1.2   Rules of Construction  . . . . . . . . . . . . . . . . . . .  -10-

SECTION 2.   PURCHASE AND SALE  . . . . . . . . . . . . . . . . . . . .  -10-
     2.1   Purchase and Sale of the Common Shares . . . . . . . . . . .  -10-
     2.2   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .  -10-
     2.3   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
     2.4   Share Ownership Limitation . . . . . . . . . . . . . . . . .  -11-

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . .  -11-
     3.1   Organization and Related Matters . . . . . . . . . . . . . .  -11-
     3.2   Capital Stock; Title to Shares . . . . . . . . . . . . . . .  -12-
     3.3   Financial Statements . . . . . . . . . . . . . . . . . . . .  -13-
     3.4   SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . .  -14-
     3.5   Authorization; No Conflicts. . . . . . . . . . . . . . . . .  -14-
     3.6   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . .  -15-
     3.7   Compliance with Law and Permits. . . . . . . . . . . . . . .  -16-
     3.8   Dividends and Other Distributions. . . . . . . . . . . . . .  -16-
     3.9   Certain Interests. . . . . . . . . . . . . . . . . . . . . .  -16-
     3.10  No Brokers or Finders  . . . . . . . . . . . . . . . . . . .  -17-
     3.11  Employee Benefit Plans . . . . . . . . . . . . . . . . . . .  -17-
     3.12  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . .  -18-
     3.13  Properties . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
     3.14  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .  -20-
     3.15  Material Contracts . . . . . . . . . . . . . . . . . . . . .  -22-
     3.16  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
     3.17  Environmental Matters. . . . . . . . . . . . . . . . . . . .  -23-
     3.18  Trust Records; Accounting Records. . . . . . . . . . . . . .  -23-
     3.19  New York Stock Exchange Listing. . . . . . . . . . . . . . .  -23-
     3.20  Disclosure of Facts. . . . . . . . . . . . . . . . . . . . .  -24-
     3.21  Pension-Held REIT. . . . . . . . . . . . . . . . . . . . . .  -24-

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . .  -24-
     4.1  Organization and Related Matters  . . . . . . . . . . . . . .  -24-
     4.2  Authorization . . . . . . . . . . . . . . . . . . . . . . . .  -24-
     4.3  No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . .  -24-
     4.4  No Brokers or Finders . . . . . . . . . . . . . . . . . . . .  -25-
     4.5  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . .  -25-
     4.6  Investment Representation . . . . . . . . . . . . . . . . . .  -25-
     4.7  Legends; Stop-Transfer Orders . . . . . . . . . . . . . . . .  -25-
     4.8  Status for REIT Ownership and Income Tests  . . . . . . . . .  -25-
     4.9  Authority of MSAM . . . . . . . . . . . . . . . . . . . . . .  -26-

SECTION 5.  COVENANTS WITH RESPECT TO  CONDUCT OF SELLER PRIOR TO FINAL
            CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
     5.1  Access  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
     5.2  Material Adverse Changes; SEC Filings; Reports; Financial
          Statements  . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
     5.3  Conduct of Business . . . . . . . . . . . . . . . . . . . . .  -27-
     5.4  Notification of Certain Matters . . . . . . . . . . . . . . .  -29-
     5.5  Adjustment of Share Price . . . . . . . . . . . . . . . . . .  -29-

SECTION 6.  ADDITIONAL CONTINUING COVENANTS AND AGREEMENTS  . . . . . .  -31-
     6.1  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  -31-
     6.2  Appointment of Trust Managers . . . . . . . . . . . . . . . .  -31-
     6.3  Environmental Matters . . . . . . . . . . . . . . . . . . . .  -32-
     6.4  Status for REIT Ownership and Income Tests  . . . . . . . . .  -32-
     6.5  Prohibited Transactions . . . . . . . . . . . . . . . . . . .  -32-
     6.6  Seller/Buyer Registration Rights Agreement. . . . . . . . . .  -32-
     6.7  REIT Qualification. . . . . . . . . . . . . . . . . . . . . .  -32-
     6.8  Preemptive Rights . . . . . . . . . . . . . . . . . . . . . .  -33-
     6.9  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
     6.10 Furnish Documents . . . . . . . . . . . . . . . . . . . . . .  -33-
     6.11 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
     6.12 Additional Information  . . . . . . . . . . . . . . . . . . .  -34-

SECTION 7.  GENERAL CONDITIONS OF PURCHASE  . . . . . . . . . . . . . .  -34-
     7.1  No Orders . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
     7.2  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
     7.3  Absence of Litigation . . . . . . . . . . . . . . . . . . . .  -34-
     7.4  New York Stock Exchange . . . . . . . . . . . . . . . . . . .  -34-
     7.5  Shareholder Approval  . . . . . . . . . . . . . . . . . . . .  -35-

SECTION 8.  CONDITIONS TO OBLIGATIONS OF BUYERS . . . . . . . . . . . .  -35-
     8.1  Accuracy of Seller's Representations and Warranties . . . . .  -35-
     8.2  Performance by Seller . . . . . . . . . . . . . . . . . . . .  -35-
     8.3  No Material Adverse Change  . . . . . . . . . . . . . . . . .  -35-
     8.4  Certification by Seller . . . . . . . . . . . . . . . . . . .  -35-
     8.5  Opinion of Seller's Counsel . . . . . . . . . . . . . . . . .  -35-
     8.6  Schedules . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
     8.7  Realco Consent  . . . . . . . . . . . . . . . . . . . . . . .  -36-

SECTION 9.  CONDITIONS TO OBLIGATIONS OF SELLER . . . . . . . . . . . .  -36-
     9.1  Accuracy of Buyers' Representations and Warranties  . . . . .  -36-
     9.2  Buyers' Performance . . . . . . . . . . . . . . . . . . . . .  -36-
     9.3  Certification . . . . . . . . . . . . . . . . . . . . . . . .  -36-
     9.4  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .  -36-
     9.5  REIT Status . . . . . . . . . . . . . . . . . . . . . . . . .  -36-

SECTION 10.  TERMINATION OF OBLIGATIONS; SURVIVAL . . . . . . . . . . .  -36-
     10.1   Termination of Agreement  . . . . . . . . . . . . . . . . .  -36-
     10.2   Shareholder Approval  . . . . . . . . . . . . . . . . . . .  -37-
     10.3   Effect of Termination   . . . . . . . . . . . . . . . . . .  -37-
     10.4   Survival of Representations, Warranties and Covenants . . .  -37-

SECTION 11.   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .  -37-
     11.1   Indemnification   . . . . . . . . . . . . . . . . . . . . .  -37-
     11.2   Obligations of Buyers . . . . . . . . . . . . . . . . . . .  -38-
     11.3   Procedure . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
     11.4   Survival  . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
     11.5   Notice by Seller  . . . . . . . . . . . . . . . . . . . . .  -40-

SECTION 12.   GENERAL . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
     12.1   Amendments; Waivers . . . . . . . . . . . . . . . . . . . .  -40-
     12.2   Schedules; Exhibits; Integration  . . . . . . . . . . . . .  -40-
     12.3   Best Efforts; Further Assurances  . . . . . . . . . . . . .  -40-
     12.4   Governing Law . . . . . . . . . . . . . . . . . . . . . . .  -40-
     12.5   No Assignment . . . . . . . . . . . . . . . . . . . . . . .  -40-
     12.6   Headings  . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
     12.7   Counterparts  . . . . . . . . . . . . . . . . . . . . . . .  -41-
     12.8   Publicity and Reports . . . . . . . . . . . . . . . . . . .  -41-
     12.9   Confidentiality . . . . . . . . . . . . . . . . . . . . . .  -41-
     12.10  Parties in Interest . . . . . . . . . . . . . . . . . . . .  -42-
     12.11  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
     12.12  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
     12.13  Remedies; Waiver  . . . . . . . . . . . . . . . . . . . . .  -43-
     12.14  Representation By Counsel; Interpretation . . . . . . . . .  -43-
     12.15  Severability  . . . . . . . . . . . . . . . . . . . . . . .  -43-
     12.16  Arbitration . . . . . . . . . . . . . . . . . . . . . . . .  -43-
     12.17  Agents  . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-

                                   EXHIBITS

EXHIBIT A   MSAM Clients
EXHIBIT B   Registration Rights Agreement

                                  SCHEDULES

SCHEDULE 3.1   Jurisdictions; Officers and Trust Managers
SCHEDULE 3.2   Capital Stock; Title to Shares
SCHEDULE 3.3   Additional Liabilities or Contingencies
SCHEDULE 3.5   Permits and Approvals
SCHEDULE 3.6   Litigation
SCHEDULE 3.7   Compliance with Law and Permits
SCHEDULE 3.8   Dividends and Other Distributions
SCHEDULE 3.9   Certain Interests
SCHEDULE 3.11  Seller Benefit Plans
SCHEDULE 3.13  Properties and Encumbrances
SCHEDULE 3.14  Taxes
SCHEDULE 3.15  Material Contracts
SCHEDULE 3.16  Insurance
SCHEDULE 3.17  Environmental Compliance
SCHEDULE 3.18  Trust Records
SCHEDULE 5.3   Conduct of Business
SCHEDULE 8.5   List of Opinions of Seller's Counsel
SCHEDULE 9.4   List of Opinions of MSRE's and MSAM's Counsel




                       COMMON SHARE PURCHASE AGREEMENT

     THIS COMMON SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of June 20, 1997, by and among AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("SELLER"), MS Real Estate Special Situations Inc., a Delaware corporation ("MSRE"), and Morgan Stanley Asset Management Inc., a Delaware corporation (the "MSAM"), as agent and attorney-in-fact on behalf of the clients (the "MSAM PURCHASERS") listed on Exhibit
                                                                   -------
A hereto (the MSAM Purchasers and MSRE shall be referred to herein
-
collectively as "BUYERS").

                               R E C I T A L S
                               - - - - - - - -

     A. Seller qualifies and operates as a real estate investment trust for federal income tax purposes.

     B. Seller desires to sell to Buyers, and Buyers desire to purchase from Seller, severally and not jointly, Common Shares having an aggregate purchase price as specified herein of up to $20 million (the "Shares") upon the terms and subject to the conditions set forth in this Agreement.

     C. The proceeds from the sale of the Shares are to be used for the purposes set forth in this Agreement.

                              A G R E E M E N T
                              - - - - - - - - -

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION
           -------------------------------------

     1.1  DEFINITIONS. The capitalized terms used in this Agreement, the
          -----------
Exhibits and the Schedules attached hereto shall have the meanings set forth below:

          "ACTION" means any action, complaint, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any mediator, arbitrator or Governmental Entity.

          "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

          "AGREEMENT" means this Common Share Purchase Agreement, by and among Seller, MSRE and MSAM, on behalf of the MSAM Purchasers, as amended from time to time pursuant to the terms of this Agreement, together with all Exhibits and all Schedules attached hereto.

          "ANNUAL MEETING" shall mean the Seller's annual meeting to be held June 30, 1997 or any adjournments or postponements thereof.

          "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of the foregoing, or any notice, statement or other communication required to be filed with or delivered to any Governmental Entity or any other Person.

          "ASSOCIATE" of a Person means

          (i) a corporation or organization (other than Seller or a party to this Agreement) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

          (iii) any relative or spouse of such Person who has the same residence as such Person.

     "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section
                                                                 -------
3.3(a) of this Agreement.
------

     "AUDITORS" means Ernst & Young, LLP, independent public accountants to Seller.


     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, and any successor statute, as well as any existing or future law of any jurisdiction, foreign or domestic, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors.

     "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "BUYERS" means collectively, the MSAM Purchasers and MSRE, or their permitted assigns (each, a "Buyer").

     "BUYER INDEMNIFIED PERSON" has the meaning set forth in Section 11.1 of
                                                             ------------
this Agreement.

     "CAPITALIZED LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligation of such Person to pay rent or other amounts under a Capitalized Lease and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CAPITAL STOCK" means any capital stock, beneficial interest or other equity interest, or any securities convertible into or exchangeable or exercisable for capital stock, beneficial interests or other equity interests, or any other rights, warrants or options to acquire any of the foregoing securities.

     "CHARTER  DOCUMENTS"   means  Seller's   Second  Amended  and   Restated
Declaration of Trust and Fourth Amended and Restated Bylaws as in effect as of the date of this Agreement.

     "CLOSING" has the meaning set forth in Section 2.3(a) of this Agreement.
                                            --------------

     "CLOSING AGREEMENT" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     "CLOSING DATE" means each date specified in Section 2.3(a) of this
                                                 --------------
Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended, and, as applicable, the regulations promulgated thereunder.

     "COMMISSION" has the meaning set forth in Section 6.12(a) of this
                                               ---------------
Agreement.

     "COMMON SHARES" means common shares of beneficial interest, par value $.10 per share, of Seller.

     "CONTRACT"   means   any  agreement,   arrangement,   bond,  commitment,
franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

     "CURRENTLY OUTSTANDING SHARES" has the meaning set forth in Section 2.4
                                                                 -----------
of this Agreement.

     "DEBT" means, with respect to any Person, without duplication, and without regard to whether it is contingent or direct, (a) all indebtedness of such Person for borrowed money, (b) any obligation incurred for all or any part of the purchase price of property or services, other than accounts payable and accrued expenses included in current liabilities in accordance with GAAP and incurred in respect of property or services purchased in the ordinary course of business, (c) indebtedness or obligations evidenced by bonds, notes or similar written instruments, (d) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, banker's acceptances, surety or other bonds and similar instruments, (e) any obligation (whether or not such Person has assumed or becomes liable for the payment of such obligation) secured by a lien on any property of such Person, (f) all Capitalized Lease Obligations of such Person and (g) all Guarantees by such Person of obligations of any other Person of the types referred to in the foregoing clauses (a) through (f), inclusive, excluding, (i) the payment of commissions to Prudential Securities Incorporated in connection with the transactions contemplated herein and to be voted upon at the Annual Meeting, and (ii) a $25 million line of credit from Prudential Securities Incorporated or its Affiliates (the "Prudential Line of Credit").

     "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, preferential right, right of first refusal or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except that "Encumbrance" does not include any such item that (i) is reflected in the Audited Financial Statements or (ii) constitutes a statutory lien arising in the ordinary course of business.

     "ENVIRONMENTAL CLAIMS" means any of the following to the extent they relate to, or arise out of, directly or indirectly, Environmental Noncompliance with respect to the Properties or actual or alleged Environmental Conditions or any Notification which may lead to: (i) claims, demands, suits, causes of action for personal injury, death or property damage; (ii) claims for actual or threatened damages to natural resources;
(iii) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under any Environmental Law; (iv) a requirement to implement "corrective action" pursuant to any restitution, contribution or equitable indemnity to third parties or any Governmental Entity; (v) fines, penalties, liens against the Properties; (vi) claims for injunctive relief or other orders or notices of violation from any Governmental Entity; or (vii) with regard to any present or former employees, tenants or guests, exposure to or injury from Environmental Conditions.

     "ENVIRONMENTAL CONDITIONS" means conditions of the environment, including the ocean, natural resources (including flora and fauna), soil, surface water, ground water, any actual or potential drinking or water supply, subsurface strata, or air, including ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials from, in, on, or onto the Properties.

     "ENVIRONMENTAL NONCOMPLIANCE" means any of the following to the extent they are applicable to the Properties or alleged to be applicable to the Properties or to Seller, Subsidiaries or a Seller Partnership: (i) the Release of any Hazardous Material into the environment, any storm drain, sewer, septic system or publicly-owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any Environmental Law; (ii) any noncompliance of physical structure, equipment, process or premises with the requirements of building or fire codes, zoning or land use regulations or ordinances or conditional
use  permits;   (iii)  any  noncompliance   with  federal,  state   or  local
requirements governing occupational safety and health; (iv) any operations, procedures and designs at or on the Properties which do not conform to the
statutory  or  regulatory  requirements  of   any  Law  (including  land  use
regulations and ordinances) intended to protect public health, welfare and the environment; (v) the failure to have obtained permits, licenses, variances or other governmental authorizations necessary for the legal use and/or operation of any equipment, process or any activity at the Properties; or (vi) the operation and/or use of any process or equipment in violation of any permit condition, schedule of compliance, administrative or court order.

     "ENVIRONMENTAL PERMITS" has the meaning set forth in Section 3.17(a) of
                                                         ---------------
this Agreement.

     "EQUITABLE REMEDIES" has the meaning set forth in Section 3.5 of this
                                                       -----------
Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FINAL CLOSING DATE" means the date on which Buyers have purchased, in the aggregate with all Common Shares as Buyers may have purchased on previous Closing Dates, Common Shares having an aggregate purchase price of $20 million.

     "FIRST CLOSING DATE" has the meaning set forth in Section 2.3 of this
                                                       -----------
Agreement.

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL ENTITY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "GUARANTEE" means, with respect to any Person, any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business and performance bonds, indemnities and similar obligations not guaranteeing or otherwise insuring payment of any Debt or other financial obligation), direct or indirect, of such Person with respect to any Debt or other obligation of another Person (including obligations under leases), through an agreement or otherwise, including (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such Debt or other obligations and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Guarantee shall be equal to the outstanding amount of the obligations of such other Person directly or indirectly guaranteed.

     "HAZARDOUS MATERIALS" means any substance, matter, material, waste, solid, liquid, gas, or pollutant, the generation, storage, disposal, handling, recycling, Release (or threatened Release) or treatment of which is regulated, prohibited, or limited under: (1) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended ("RCRA") (42 U.S.C. Sections 6901 et seq.); (ii)
                                                              -- ---
the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended ("CERCLA") (42 U.S.C. Sections 9601 et seq.); (iii) the
                                                        --- ---
Clean Water Act, as now or hereafter amended ("CWA") (33 U.S.C. Sections 1251 et seq.); (iv) the Toxic Substances Control Act, as now or hereafter amended
--- ---
("TSCA") (15 U.S.C. Sections 2601 et seq.); (v) the Clean Air Act, as now or
                                  -- ---
hereafter amended ("CAA") (42 U.S.C. Sections 7401 et seq.) (RCRA, CERCLA,
                                                   -- ---
CWA, TSCA and CAA are collectively referred to herein as the "FEDERAL ENVIRONMENTAL LAWS"); (vi) any local, state or foreign law, statute, regulation, or ordinance analogous to any of the Federal Environmental Laws; or (vii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, Release, threatened Release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste which is now or hereafter classified or considered to be hazardous or toxic to human health or the environment. All of the laws, statutes, regulations and ordinances referred to in subsections (vi) and
(vii) above, together with the Federal Environmental Laws, are collectively referred to herein as "ENVIRONMENTAL LAWS." The term "HAZARDOUS MATERIALS" shall also include: (a) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbons, including any additives or other by-products associated therewith; (b) "friable" asbestos (as the term "friable" is defined under 40 C.F.R. Section 61.141) and friable asbestos-containing materials in any form; (c) polychlorinated biphenyls; or (d) any substance the presence of which on the Properties, (x) requires reporting or remediation under any Environmental Law, (y) causes or threatens to cause a nuisance on the Properties or poses or threatens to pose a hazard to the health or safety of persons on the Properties, or (z) which, if it emanated or migrated from the Properties, could constitute a trespass, nuisance or health or safety hazard to persons on adjacent property.

     "INDEMNIFIABLE CLAIM" means any Loss for or against which any Person is entitled to indemnification under this Agreement.

     "INDEMNIFIED PERSON" shall mean each Buyer Indemnified Person and each Seller Indemnified Party.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 11.3(a) of
                                                       ---------------
this Agreement.

     "INITIAL REIT YEAR" has the meaning set forth in Section 3.14(c) of this
                                                      ---------------
Agreement.

     "INVESTMENT COMMITTEE" means the investment committee of the Seller's Board of Trust Managers which after the Annual Meeting shall consist of one Trust Manager designee of MSAM, one Trust Manager designee of Realco and one independent Trust Manager.

     "LAW" means any constitutional provision, statute or other law, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including Environmental Laws, including, without limitation, the Americans with Disabilities Act).

     "LOSS" means any claim, amount paid in settlement, cost, damage (including, without limitation, consequential damage), disbursement, expense (including legal fees and expenses), liability, loss, deficiency, diminution in value or obligation.

     "MATERIAL CONTRACT" means any Contract to which Seller, any Subsidiary or any Seller Partnership is a party or by which any such Person or any of their respective Properties are bound that currently is in effect and (a) after December 31, 1996 obligates Seller, any Subsidiary or any Seller Partnership to pay an amount equal to $100,000 or more, (b) is one of the group of Tenant Leases that is anticipated by Seller to produce 66 2/3% of Seller's gross income during the fiscal year ending December 31, 1997, such group of Tenant Leases calculated beginning with the Tenant Lease that is anticipated to produce the most gross income during such period and thereafter in descending order of magnitude of gross income anticipated to be earned during such period under each other Tenant Lease until such percentage of gross income is reached, (c) is a Tenant Lease involving the lease of space in excess of 10,000 square feet for any Property, (d) other than any Tenant Lease, has an unexpired term as of December 31, 1996 in excess of five
(5) years, (e) other than any Tenant Lease, contains a covenant not to compete or otherwise significantly restricts business activities of Seller, any Subsidiary or any Seller Partnership, (f) provides for the extension of credit by Seller, any Subsidiary or any Seller Partnership or a line of credit to Seller, any Subsidiary or any Seller Partnership in excess of $50,000, (g) provides for a guaranty or indemnity by Seller, any Subsidiary or any Seller Partnership, (h) grants a power of attorney, agency or similar authority to another Person, (i) contains an option to purchase or a right of first refusal relating to any of the Properties, (j) relates to the sale or issuance of any equity securities of Seller or securities exercisable for or convertible into any equity securities of Seller, or (k) any other Contract that is not within the general descriptions of clauses (a) through (j) (i.e.,
                                                                        ----
is not a Tenant Lease or within any of the other general categories listed above) but is material to the business, financial condition, assets, results of operations or prospects of Seller, Subsidiaries or Seller Partnerships.

     "MINIMUM EQUITY CAPITALIZATION" means $150 million as calculated using the average closing price of the Common Shares on the New York Stock Exchange for the 10 trading days immediately preceding the applicable date of determination multiplied by the current number of issued and outstanding Common Shares and Common Share equivalents; provided, however, it shall not in any event include operating partnership units in excess of $50 million.

     "MSAM"  means  Morgan   Stanley  Asset  Management,  Inc.,   a  Delaware
corporation.

     "MSAM PURCHASERS" means the clients of MSAM listed on Exhibit A hereto.
                                                           ---------

     "MSRE" means MS Real Estate Special Situations Inc., a Delaware corporation.

     "NOTIFICATION" means any summons, citation, directive, order, claim, litigation, pleading, investigation, proceeding, judgment, letter or any other written or oral communication from any Governmental Entity, any entity or any individual, concerning any intentional or unintentional act or omission which has resulted in or which may result in any Environmental Noncompliance or Environmental Claim.

     "ORDER"   means  any  decree,   injunction,  judgment,   order,  ruling,
assessment or writ.

     "PERMIT" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

      "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, an unincorporated organization, government or any department or agency thereof, estate, trust, association, or private foundation within the meaning of Section 509(a) of the Code, or joint stock company.

      "PREEMPTIVE RIGHTS" has the meaning set forth in Section 6.8 of this
                                                       -----------
Agreement.

      "PREFERRED SHARES" means any class of capital stock of a Person which is entitled to a preference or priority over any other class of capital stock of such Person with respect to any distribution of such Person's assets, whether with respect to dividends, or upon liquidation or dissolution, or both.

     "PROPERTIES"  means  the real  property    owned  or leased  by  Seller,
Subsidiaries and Seller Partnerships listed on Schedule 3.13 hereto.
                                               -------------

     "PURCHASE PRICE" means, with respect to any Closing Date, the aggregate price paid for the Common Shares purchased by Buyers on such Closing Date.

     "REALCO" means USAA Real Estate Company, a Delaware corporation.

     "REALCO DEBT" has the meaning set forth in Section 3.2 of this
                                                -----------
Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement among Seller, MSRE and MSAM, on behalf of the MSAM Purchasers, to be executed contemporaneously with the execution of this Agreement.

     "REIT" has the meaning set forth in Section 3.14(b) of this Agreement.
                                         ---------------

     "RELEASE" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping of any Hazardous Material. This term shall be interpreted to include both the present and past tense, as appropriate.

     "SCHEDULE" means any schedule attached to this Agreement.

     "SEC FILINGS" has the meaning set forth in Section 3.4 of this
                                                -----------
Agreement.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER" means American Industrial Properties REIT, a Texas real estate investment trust.

     "SELLER BENEFIT PLANS" has the meaning set forth in Section 3.11 of this
                                                         ------------
Agreement.

     "SELLER INDEMNIFIED PARTIES" has the meaning set forth in Section 12.2
                                                               ------------
of this Agreement.

     "SELLER PARTNERSHIPS" has the meaning set forth in Section 3.1 of this
                                                        -----------
Agreement.

     "SELLER PERMITS" has the meaning set forth in Section 3.7(b) of this
                                                   --------------
Agreement.

     "SHARE OWNERSHIP LIMITATION" has the meaning set forth in Section 2.4
                                                               -----------
of this Agreement.

     "SHARE PRICE" has the meaning set forth in Section 2.1 of this
                                                -----------
Agreement.

     "SHAREHOLDER APPROVAL" means the approval by Seller's shareholders at the Annual Meeting of the proposal to approve the sale to Buyers of Common Shares having an aggregate purchase price of up to $20 million, and the authorization of the issuance of a sufficient number of Common Shares to allow such sale to occur.

     "SHARES" has the meaning set forth in Section 2.1 of this Agreement.
                                           -----------

     "SUBSIDIARIES" has the meaning set forth in Section 3.1 of this
                                                 -----------
Agreement.

     "TAXES" has the meaning set forth in Section 3.14(a) of this Agreement.
                                          ---------------

     "TAX RETURN" has the meaning set forth in Section 3.14(b) of this
                                               ---------------
Agreement.

     "TENANT LEASES" has the meaning set forth in Section 3.13(b) of this
                                                 ----------------
Agreement.

     "TRUST MANAGERS" means the Trust Managers of Seller.

     "UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section
                                                                   -------
3.3(b) of this Agreement.
------

     1.2   RULES OF CONSTRUCTION.   This Agreement shall be construed in
           ---------------------
accordance with the following rules of construction:

     (a) the terms defined in this Agreement include the plural as well as the singular;

     (b) all accounting terms not otherwise defined herein have the meanings given such terms under GAAP;

     (c) all references in the Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;

     (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

     (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

     (f)  the words "includes" and "including" are not limiting; and

     (g) knowledge of any Subsidiary or any Seller Partnership shall be deemed to be knowledge of Seller.

SECTION 2.   PURCHASE AND SALE
             -----------------

     2.1  PURCHASE AND SALE OF THE COMMON SHARES.  Subject to the terms and
          ---------------------------------------
conditions set forth herein, Seller shall issue to Buyers, and Buyers shall purchase from Seller, severally and not jointly, up to an aggregate of 8,163,265 Common Shares (the "Shares") at a price of $2.45 per Common Share, subject to adjustment as set forth in Section 5.5 (the "Share Price").

     2.2  USE OF PROCEEDS. The proceeds of the purchase of Shares hereunder
          ---------------
shall be used by the Seller to purchase real property as approved by the Investment Committee.

     2.3  CLOSING.
          -------

     (a) (i) Within five Business Days of Seller's receiving the Shareholder Approval (or on such other date as shall have been agreed to by MSAM and Seller) (the "FIRST CLOSING DATE"), each Buyer shall purchase the number of Shares set forth opposite such Buyer's name, as set forth on Exhibit A hereto (the "MAXIMUM SHARE COMMITMENT"), subject to Section 2.4 .
---------

     (ii) Seller shall provide MSAM with prompt notice of any increase in the number of its Currently Outstanding Shares. On one or more subsequent dates (each, a "Subsequent Closing Date, and together with the First Closing Date, each a "Closing Date") and each within five Business Days of MSAM's receipt of written notice by Seller as to an increase in the number of Currently Outstanding Shares (or on such other date as shall have been agreed to by MSAM and Seller), each Buyer shall purchase the number of Shares, if any, equal to the difference between (x) such Buyer's Maximum Share Commitment, and (y) the number of Shares purchased by such Buyer on previous Closing Dates, subject to Section 2.4. Each Closing shall take place at such time and place within the time periods specified in this
Section 2.3 as MSAM and Seller shall mutually agree.
-----------

     (b) At each Closing, Seller shall deliver to MSRE and MSAM the certificates evidencing the Shares purchased by Buyers on the applicable Closing Date, registered in the names of each Buyer or its nominee in such proportions as specified by MSAM hereto. In addition, all other actions shall be taken and all other documents shall be delivered which are necessary to consummate the purchase and sale of the Shares purchased by Buyers on the applicable Closing Date.

     (c) At each Closing, MSRE and MSAM, on behalf of the MSAM Purchasers, shall pay and deliver to Seller the proportion of the Purchase Price payable by MSRE or the MSAM Purchasers in the aggregate, as the case may be, in accordance with the number of Shares purchased by MSRE or the MSAM Purchasers in the aggregate, as the case may be, on the applicable Closing Date.

     (d) Notwithstanding anything herein to the contrary, the parties agree that MSAM shall be entitled on any Closing Date to reallocate among the Buyers the Aggregate Commitment Amounts and the Maximum Share Commitment set forth on Exhibit A (subject to Section 2.4) in such manner as shall have been
         ---------
agreed to by Buyers.

     2.4  SHARE OWNERSHIP LIMITATION.  Notwithstanding anything in this
          --------------------------
Agreement to the contrary, Buyers will not be required to purchase Shares hereunder to the extent that such purchase would result in any Buyer owning in excess of the percentage set forth opposite such Buyer's name on Exhibit
                                                                    -------
A hereto (the "SHARE OWNERSHIP LIMITATION") of the Common Shares outstanding
-
immediately after such purchase assuming no conversion of any convertible securities then outstanding (the "CURRENTLY OUTSTANDING SHARES"). At least two Business Days prior to each Closing, Seller shall deliver to MSRE and MSAM a certificate as to the Currently Outstanding Shares, and MSAM shall notify Seller as to the number of Shares that each Buyer may purchase in accordance with the Share Ownership Limitation based on such number of Currently Outstanding Shares, such Buyer's aggregate commitment amount and, following the First Closing Date, the number of Shares purchased by such Buyer on previous Closing Dates.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER
            ----------------------------------------

     Seller represents and warrants to, and agrees with, MSAM and each Buyer as follows:

     3.1  ORGANIZATION AND RELATED MATTERS. Seller is duly organized, validly
          --------------------------------
existing and in good standing under the laws of the State of Texas. Seller has all necessary power and authority to execute, deliver and perform this Agreement. Schedule 3.1 lists all Subsidiaries (the "SUBSIDIARIES") and all
            ------------

Partnerships  of Seller (the  "SELLER PARTNERSHIPS") and  correctly   sets
forth Seller's ownership interest therein, the jurisdiction in which each Subsidiary and each Seller Partnership is organized and each jurisdiction in which Seller, each Subsidiary and each Seller Partnership is and is required to be qualified or licensed to do business as a foreign Person.
Each Subsidiary and each Seller Partnership is duly organized, validly existing and, with respect to each Subsidiary, in good standing under the laws of  the jurisdiction  of its  incorporation or organization.
Seller, Subsidiaries and Seller Partnerships have all necessary power (whether corporate, partnership or other power, as applicable) and authority to own their respective properties and assets and to carry on their respective businesses as now conducted. Seller, Subsidiaries and Seller Partnerships are duly qualified or licensed to do business as foreign Persons in good standing in all jurisdictions in which the character or the location of the assets owned or leased by any of them or the nature of the business conducted by any of them requires licensing or qualification, except where the failure to be so qualified or licensed is not and will not be material to their respective businesses, financial condition, assets, results of operations or prospects. Schedule 3.1 correctly lists the current Trust
                         ------------
Managers, directors, general partners and executive officers of Seller, Subsidiaries and Seller Partnerships. True, correct and complete copies of the Charter Documents and the charter or organizational documents of Subsidiaries and Seller Partnerships (including the declaration of trust, articles or certificate of incorporation, bylaws and partnership agreements, as applicable) as in effect on the date hereof have been delivered to MSAM. Seller is registered and is a reporting company under the Exchange Act. Neither any Subsidiary nor any Seller Partnership is registered or is a reporting company under the Exchange Act. Except as listed on Schedule 3.1,
                                                              ------------
Seller does not directly or indirectly own or control any equity interest in any Person.

     3.2  CAPITAL STOCK; TITLE TO SHARES.   The authorized Capital Stock of
          -------------------------------
Seller consists of 10,000,000 Common Shares, all of which are issued and outstanding. Seller owns all of the outstanding Capital Stock of Subsidiaries free and clear of any Encumbrances, equities and claims except as specified in Schedule 3.2. Seller owns the equity interest in each Seller
                ------------
Partnership free and clear of any Encumbrances, equities and claims except as specified in Schedule 3.2. No Common Shares or Capital Stock of any
                ------------
Subsidiary are held in treasury. Except as set forth in Schedule 3.2 or as
                                                        ------------
contemplated in this Agreement, there are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Common Shares, any Capital Stock of any Subsidiary or any Seller Partnership or to restructure or recapitalize Seller, any Subsidiary or any Seller Partnership. Except as set forth in
Schedule 3.2, there are no outstanding Contracts of Seller, any Subsidiary
------------
or any Seller Partnership to repurchase, redeem or otherwise acquire any of their respective Common Shares or Capital Stock, as applicable. No bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having general voting rights) of Seller, any Subsidiary or any Seller Partnership are issued or outstanding other than the Seller's note in the aggregate principal amount of $5,449,618 (the "REALCO DEBT") held by Realco. There are no voting trusts or other agreements or understandings to which Seller, any Subsidiary or any Seller Partnership is a party or is bound, or to the knowledge of Seller, to which any other Person is a party or is bound, with respect to the voting of the Common Shares or the Capital Stock of any Subsidiary or any Seller Partnership. All issued and outstanding Common Shares and Capital Stock of all Subsidiaries and Seller Partnerships were duly authorized and validly issued at the time of issuance and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no preemptive rights in respect of any Common Shares or Capital Stock of any Subsidiary or any Seller Partnership. Upon any issuance of Shares to any Buyer, such Shares will have been duly authorized, validly issued and be validly outstanding, fully paid and nonassessable, and the issuance of such Shares will not be subject to preemptive rights of any other shareholder of Seller. Each Buyer shall receive good and marketable title to all Shares acquired by such Buyer pursuant to this Agreement, free and clear of all Encumbrances created by Seller, except for restrictions on the transferability of the Shares set forth in the Charter Documents or generally imposed on securities under federal and state securities laws. Such Shares will rank equally with all other Common Shares of Seller with respect to priority in payment of dividends and the distribution of assets upon any liquidation of Seller, and except for a class of preferred shares of beneficial interest which the shareholders are being asked to approve at the Annual Meeting, none of which shall be issued and outstanding as of the First Closing Date, there are no shares of any class of Capital Stock of Seller having any priority in respect thereof.

     3.3  FINANCIAL STATEMENTS.
          --------------------

     (a)  AUDITED FINANCIAL STATEMENTS.  Seller has delivered to MSAM the
          ----------------------------
consolidated balance sheets of Seller (which reflect the financial position of all Subsidiaries and Seller Partnerships), as of December 31, 1994, 1995 and 1996, and the respective related consolidated statements of operations, cash flows and shareholders' equity for the periods then ended (collectively, the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements have been examined by the Auditors whose report thereon is attached to such financial statements. All Audited Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, disclosed therein). The Audited Financial Statements present fairly, in all material respects, the consolidated financial condition and results of operations of Seller, Subsidiaries and Seller Partnerships as of their respective dates and periods. Since December 31, 1996, there has been no change in the significant accounting policies or procedures of Seller, any Subsidiary or any Seller Partnership. Seller has not received any annual management letters from the Auditors since March 5, 1997.

     (b)  UNAUDITED FINANCIAL STATEMENTS.  Seller has delivered to MSAM the
          ------------------------------
consolidated balance sheets of Seller (which reflect the financial position of all Subsidiaries and Seller Partnerships), as of March 31, 1997 and the related consolidated statements of operations, cash flows and shareholders' equity for the period then ended (the "UNAUDITED FINANCIAL STATEMENTS"). The Unaudited Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, disclosed therein). The Unaudited Financial Statements present fairly, in all material respects, the consolidated financial condition and results of operations of Seller, Subsidiaries and Seller Partnerships as of March 31, 1997.

     (c)  NO MATERIAL ADVERSE CHANGES. Since March 31, 1997, except as set
          ---------------------------
forth in Schedule 3.3, or specifically disclosed in any SEC Filings filed
         ------------
since March 31, 1997 and prior to the date of this Agreement (copies of which have been provided to MSAM), Seller, Subsidiaries and Seller Partnerships have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, whether or not in the ordinary course of business, there has not been, occurred or arisen:

          (i) any change in or event affecting the business of Seller, Subsidiaries and Seller Partnerships that has had a material adverse effect on such business or any materially adverse change or trend in the business, financial condition, assets, results of operations or prospects of Seller, Subsidiaries or Seller Partnerships, or

          (ii) any condition or action which would be proscribed by (or require consent under) Section 5.3 had it existed, occurred or arisen
                            -----------
     after the date of this Agreement, or

          (iii) any casualty, loss, damage or destruction of any real property of Seller, any Subsidiary or any Seller Partnership that has involved or may involve a Loss (whether or not covered by insurance) to Seller, any Subsidiary or any Seller Partnership of more than $100,000 individually, or $300,000 in the aggregate.

     (d)  NO OTHER LIABILITIES OR CONTINGENCIES.   Neither Seller nor any
          -------------------------------------
Subsidiary nor any Seller Partnership has any material liability of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) were incurred after March 31, 1997 in the ordinary course of business in a manner consistent with past practice and are not material in amount, or (ii) are set forth in Schedule 3.3 hereto.
                -------------

     3.4  SEC REPORTS.  Seller has filed with the Commission all forms,
          -----------
reports, statements, including registration statements, and other material documents, together with any amendments required to be made with respect thereto, that were required to be filed with the Commission since December 31, 1994. Such forms, reports, statements, including registration statements, and other material documents required to be filed with the Commission by Seller since December 31, 1994 are collectively referred to in this Agreement as the "SEC FILINGS." Seller has made available to MSAM all SEC Filings. As of their respective dates, (x) each of the SEC Filings, including the financial statements contained therein, was true and complete in all material respects, (y) each of the SEC Filings, including the financial statements contained therein, complied in all material respects with the Securities Act and Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and (z) none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5  AUTHORIZATION; NO CONFLICTS.  Seller has the requisite power and
          ---------------------------
authority to enter into this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by the Trust Managers and by all other necessary action on the part of Seller, and no other proceedings on the part of Seller (including Trust Manager and shareholder approval) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the shareholder consent needed to increase the number of authorized Common Shares to allow the issuance and sale of Shares on any Closing Date to
occur.   This Agreement has  been duly executed  and delivered by Seller and constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally (collectively, "EQUITABLE REMEDIES"). Except as set forth in Schedule 3.5, the execution, delivery and performance of this Agreement by
   ------------
Seller and the consummation by Seller of the transactions contemplated hereby will not (i) conflict with or result in the breach of any provisions of, or trigger any preferential rights under, the Charter Documents or the charter or organizational documents of Subsidiaries or Seller Partnerships,
(ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any Seller Benefit Plans or any grant or award thereunder or  any employment  or  consulting agreement  or arrangement  of  Seller, any Subsidiary or any Seller Partnership, (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default)
under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the creation of any Encumbrance upon any Properties under, result in the triggering of any rights under, or result in being declared void, voidable or without further binding effect, any of the terms or provisions of any Material Contract of Seller, any Subsidiary or any Seller Partnership or
(iv) violate any Law.  Schedule 3.5 lists all Permits and Approvals
                       ------------
required to  be obtained by  Seller, Subsidiaries and Seller  Partnerships to
consummate  the   transactions  contemplated   hereby.  Except  for   matters
identified in Schedule 3.5 as requiring that certain actions be taken by or
              ------------
with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby will not require the consent, authorization or approval or filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity under the terms of any applicable Laws or Material Contracts of Seller, Subsidiaries or Seller Partnerships.

     3.6  LEGAL PROCEEDINGS.   Except as set forth in Schedule 3.6, there is
          -----------------                           ------------
no Order or Action pending, or to the knowledge of Seller threatened, against or affecting Seller, any Subsidiary, any Seller Partnership, any Trust Manager in his capacity as a Trust Manager of Seller or any of the Properties which (i) questions the validity of this Agreement, the Registration Rights Agreement or any action taken or to be taken pursuant hereto or thereto, or
(ii) individually or when aggregated with one or more other Orders or Actions has, or if determined adversely will have, a material adverse effect on the business, financial condition, assets, results of operations or prospects of Seller, any Subsidiary or any Seller Partnership or on Seller's ability to perform this Agreement. To Seller's knowledge, Schedule 3.6 lists each Order
                                               ------------
and each Action that (i) involves a claim or potential claim of aggregate liability in excess of $50,000 against Seller, any Subsidiary or any Seller Partnership that is not covered by insurance, (ii) involves a claim or potential claim of aggregate liability brought by Seller, any Subsidiary or any Seller Partnership against a tenant under any Tenant Lease which Tenant Lease obligates such tenant to pay rent to Seller, any Subsidiary or any Seller Partnership during the year ending December 31, 1997 in an amount equal to or in excess of $150,000, or (iii) that enjoins or seeks to enjoin any activity by Seller, any Subsidiary or any Seller Partnership. There is no matter as to which Seller, any Subsidiary or any Seller Partnership has received any notice, claim or assertion in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by Seller, any Subsidiary or any Seller Partnership.

     3.7  COMPLIANCE WITH LAW AND PERMITS.
          -------------------------------

     (a) Seller, Subsidiaries and Seller Partnerships are organized and have conducted their respective businesses in accordance with applicable Laws, neither Seller nor any Subsidiaries or Seller Partnerships has received any notice of violation of any Laws which remains uncorrected, and the respective forms, procedures and practices of Seller, Subsidiaries and Seller Partnerships are in compliance with all such Laws, to the extent applicable, the violation of which would have a material adverse effect on the respective businesses, financial condition, assets, results of operations or prospects of Seller, Subsidiaries and Seller Partnerships.

     (b)  Except as set forth in Schedule 3.7, Seller, Subsidiaries and
                                 ------------
Seller Partnerships hold all permits, licenses, variances, exemptions, authorizations, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "SELLER PERMITS") and Seller, Subsidiaries and Seller Partnerships are in compliance with the terms of the Seller Permits relating to each such Person, except where the failure to hold such Seller Permits or be in compliance therewith would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, assets, results of operations or prospects of Seller, Subsidiaries or Seller Partnerships. Seller has made available to MSAM correct and complete copies of all Seller Permits. Except as set forth in Schedule 3.7, to the knowledge of the Seller, no investigation or review
   ------------
by any Governmental Entity with respect to the Seller Permits is pending or threatened.

     3.8  DIVIDENDS AND OTHER DISTRIBUTIONS.  Except as set forth in Schedule
          ---------------------------------
3.8, there has been no dividend or other distribution of assets or securities by Seller or Seller Partnerships (other than Seller Partnerships in which Seller owns 100% beneficial interest) whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of Seller subsequent to December 31, 1996.

     3.9  CERTAIN INTERESTS.   Except as set forth in Schedule 3.1 and
          -----------------                           ------------
Schedule 3.9, no Affiliate of Seller, any Subsidiary or any Seller
------------
Partnership, nor any of their respective officers, Trust Managers, directors or partners, nor any Associate of any such individual, has any material interest in any property used in or pertaining to the respective businesses of Seller, any Subsidiary or any Seller Partnership. Except as set forth in
Schedule 3.1 and Schedule 3.9, no such Person is indebted or otherwise
------------     ------------
obligated to Seller, any Subsidiary or any Seller Partnership. Except as set forth in Schedule 3.9, Seller, Subsidiaries and Seller Partnerships are not
         ------------
indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. Except as set forth in Schedule 3.1 and Schedule 3.9, there are
                                     ------------     ------------
no material transactions between Seller, any Subsidiary or any Seller Partnership and any Affiliate of Seller, any Subsidiary or any Seller Partnership or any Associate of any such Affiliate that have continuing obligations of any party thereunder. Except as set forth in Schedule 3.9,
                                                               ------------
the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any compensation or severance or other payment or benefit arising or becoming due from Seller, any Subsidiary or any Seller Partnership or any of its assigns to any Person.

     3.10      NO BROKERS OR FINDERS.    No agent, broker, finder, or
               ---------------------
investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions except for a fee payable to Prudential Securities Incorporated.

     3.11      EMPLOYEE BENEFIT PLANS.    Schedule 3.11 lists all employee
               ----------------------    --------------
benefit plans and collective bargaining, labor and employment agreements or other similar benefit arrangements to which either Seller, any Subsidiary, or any Seller Partnership is a party or by which either Seller, any Subsidiary, or any Seller Partnership is bound (collectively, the "SELLER BENEFIT PLANS"), including (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors, trust managers or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (iii) any employment agreement not terminable on 30 days (or less) written notice or (iv) any other "employee benefit plan" within the meaning of Section 3(3) of ERISA. True and complete copies of the Seller Benefit Plans, current descriptive booklets and summary plan descriptions of the Seller Benefit Plans, any relevant trust agreements or insurance policies or contracts and, if applicable, the most recent annual return on Form 5500 (or equivalent form) have been made available to MSAM. To the extent applicable, the Seller Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code. Except as set forth in
Schedule 3.11, no Seller Benefit Plan is or is intended to be a stock
-------------
bonus, pension or profit-sharing plan within the meaning of Section 401(a) of the Code. Neither any Seller Benefit Plan nor Seller, any Subsidiary, or any Seller Partnership has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Seller Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. Except as set forth in Schedule 3.11, there are no pending, or to the knowledge of
             -------------
Seller  threatened, claims (other than pursuant to  the terms of any such plan) against or otherwise involving any of the Seller Benefit Plans and no Action has been brought against or with respect to any Seller Benefit Plan, and neither Seller nor any Subsidiary nor any Seller Partnership has incurred any liability to any party with respect to any Seller Benefit Plan. All contributions required to be made to the Seller Benefit Plans have been made or provided for. Except as set forth in Schedule 3.11, neither Seller
                                             -------------
nor any Subsidiary nor any Seller Partnership maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and neither Seller nor any Subsidiary nor any Seller Partnership has represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as set forth in Schedule 3.11, the execution of, and performance of the
         -------------
transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Seller Benefit Plan or other policy, arrangement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No Seller Benefit Plan is subject to Title IV of ERISA and neither Seller nor any Subsidiary nor any Seller Partnership has, within six years prior to the date of this Agreement, contributed to or had any obligation  to contribute to any  employee benefit plan subject to Title IV of ERISA. For purposes of this Section 3.11, (i) the term
                                           ------------
"Seller" includes any entity required to be aggregated with the Seller pursuant to Code Section 414(b), (c), (m) or (o) and (ii) provisions of ERISA or the Code include regulations prescribed under such provisions.

     3.12      LABOR MATTERS.   Neither Seller nor any Subsidiary nor any
               -------------
Seller Partnership is a party to or bound by any collective bargaining or other labor union contracts. There is no pending or, to the knowledge of Seller, threatened labor dispute, strike or work stoppage against Seller, any Subsidiary, or any Seller Partnership. Neither Seller nor any Subsidiary nor any Seller Partnership, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Seller, each Subsidiary, and each Seller Partnership, and there is no pending or, to the knowledge of Seller, threatened charge or complaint against Seller, any Subsidiary, or any Seller Partnership by the National Labor Relations Board or any comparable state agency. Seller, Subsidiaries, and Seller Partnerships are in compliance with all applicable Laws respecting employment, consulting, employment practices, wages, hours, and terms and conditions of employment.

     3.13      PROPERTIES.
               ----------

     (a)  Schedule 3.13 contains a complete and correct list of all real
          -------------
property owned or leased by Seller, each Subsidiary and each Seller Partnership (collectively, the "PROPERTIES") as of the date hereof. Except as set forth in Schedule 3.13, Seller, Subsidiary or Seller Partnership, as
             -------------
applicable, owns good and indefeasible title to each Property, including the land and all improvements, all personalty and the Tenant Leases (as hereinafter defined). Except as set forth in Schedule 3.13, the Properties
                                              -------------
are free and clear of all Encumbrances of any nature, except for (i) liens for real property taxes or similar assessments not yet due and payable, (ii) easements for utilities servicing the Properties and (iii) such Encumbrances as do not materially detract from or interfere with the present use of the Properties subject thereto or affected thereby, or otherwise materially impair the use or value of such Properties.

     (b) Seller has delivered to MSAM a true, correct and complete copy of a rent roll with respect to each Property as of the date hereof setting forth, among other matters, the term (commencement or renewal date and expiration date) of each lease with respect to the Properties (collectively, the
"TENANT LEASES"), the square feet for each of the Tenant Leases, the monthly base rental rates for each of the Tenant Leases and the security
deposits  for each  of the  Tenant Leases.   Other  than the  Tenant Leases,
no party has been granted any license, lease or other material right relating to the use or possession of the Properties which is material to the use or value of the Properties. Except as set forth in Schedule 3.13, all of
                                                       -------------
the Tenant Leases are valid and subsisting and in full force and effect with respect to Seller, Subsidiaries and Seller Partnerships and, to Seller's knowledge, with respect to any other party thereto, and no tenant of the Properties is more than 30 days delinquent on its rental as of April 30, 1997 except as set forth in Schedule 3.13. To Seller's knowledge, no tenant of
                       -------------
the Properties has initiated or threatened bankruptcy since January 1, 1997. No tenant of the Properties is an Affiliate or Associate of Seller, any Subsidiary or any Seller Partnership. Except as set forth in Schedule 3.13,
                                                             -------------
there are no contracts or other material obligations outstanding for the sale, exchange or transfer of the Properties or any portion thereof. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws filed by, or pending against, Seller, Subsidiaries, Seller Partnerships or the Properties. Except as set forth in Schedule 3.13, since January 1, 1997, no tenants have
                -------------
terminated their leases prior to expiration and, to Seller's knowledge, have no intent to do so.

     (c)  Except as set forth in Schedule 3.13, there is no pending
                                 -------------
condemnation or similar proceeding affecting the land, the improvements or the personalty situated at the Properties or any portion thereof, and neither Seller nor any Subsidiary nor any Seller Partnership has received any written notice and has no knowledge that any such proceeding is contemplated.

     (d) The continued ownership, operation, use and occupancy of the land or the improvements thereon do not violate any zoning, building, administrative or other law, ordinance, order or regulation or any restrictive covenant applicable to the Properties, the violation of which would have a material adverse effect on the business, financial condition, assets, results of operations or prospects of Seller, Subsidiaries or Seller Partnerships, as applicable, and no written notice of any such violation has been received by Seller, any Subsidiary or any Seller Partnership from any Governmental Entity.

     (e)  Seller,  Subsidiaries   or  Seller  Partnerships,   as  applicable,
currently has in place title, liability, casualty and other insurance coverage with respect to the Properties in such amounts as are reasonable and customary for properties similar to the Properties. Each of such policies is in full force and effect, and all premiums due and payable thereunder have been, and on any Closing Date will be, fully paid when due. No notice of cancellation has been received, or to the knowledge of Seller threatened, with respect thereto.

     (f)  Except as set forth in Schedule 3.13, there is no Action pending,
                                 -------------
or to the knowledge of Seller contemplated, by any Governmental Entity or third party to levy any special assessments against the Properties that, if successful, would have a material adverse effect on the business, financial condition, assets, results of operations or prospects of Seller, any Subsidiary or any Seller Partnership.

     (g) To Seller's knowledge, each unsatisfied brokerage obligation that is in excess of $25,000 with respect to the Properties is set forth on
Schedule 3.13.
-------------

     (h)  To Seller's knowledge and except as set forth on Schedule 3.13, no
                                                           -------------
capital expenditures are contemplated by Seller to be incurred by Seller, any Subsidiary or any Seller Partnership within twelve months after the date of this Agreement in excess of $50,000 per Property with respect to any Property.

     (i)  Except as set forth in Schedule 3.13, all management contracts with
                                 -------------
respect to the Properties are terminable by Seller on 30 days notice.

     (j) To Seller's knowledge, except for customary easements for access to building systems or utilities and except as set forth in Schedule 3.13,
                                                         -------------
each Property is an independent unit which does not now rely on any facilities (other than facilities of municipalities or public utilities) located on any property that is not part of the Property for the furnishing to the Property of any essential building systems or utilities (including drainage facilities, catch basins and retention ponds) that if the owner of the Property could not avail the use of which, would materially detract from the value of the Property or materially interfere with the use of the Property.

     3.14 TAX MATTERS.
          -----------

     (a) For purposes of this Agreement, "TAXES" means any federal (including, without limitation, tax on its undistributed taxable income, alternative minimum tax, tax on certain sale proceeds or other nonqualifying income from foreclosure property or on income from prohibited transactions, and any taxes imposed upon Seller, Subsidiaries or Seller Partnerships under
Section 857 or  Section 4981 of  the Code), state,  county, local or  foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any Governmental Entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

     (b) For purposes of this Agreement, "TAX RETURN" means a report, return or other information required to be filed with or supplied to a Governmental Entity with respect to Taxes including, without limitation, any notices or information reports or returns required to be filed by Seller, Subsidiaries or Seller Partnerships with respect to their respective operations, income, assets and shareholders or partners in order to maintain Seller's status as a real estate investment trust ("REIT") under the Code.

     (c) Seller elected to be taxed as a REIT under Sections 856 through 860 of the Code effective for its taxable year ended December 31, 1985 (the "INITIAL REIT YEAR"). Seller, since the Initial REIT Year through the end of the immediately preceding taxable year, has always qualified as a REIT under the Code. At all times from and after the Initial REIT Year to the date hereof, Seller has complied with, and through the Final Closing Date will comply with, all applicable Code and regulatory requirements necessary to maintain its qualification as a REIT under the Code and has otherwise operated, and through the Final Closing Date will have otherwise operated, in the manner necessary to maintain its qualification as a REIT under the Code. No dividend will be required to be distributed before December 31, 1997 in order for Seller to maintain its qualification as a REIT under the Code.

     (d)  Except as disclosed in Schedule 3.14, Seller, Subsidiaries and
                                 -------------
Seller Partnerships have (i) filed all Tax Returns required to be filed by applicable Law since December 31, 1990, and all such Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof but filed on or before the Final Closing Date, will be in all material respects) true, complete and correct and filed on a timely basis and (ii) within the time and in the manner prescribed by law, paid (and until the Final Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that were or are due and payable.

     (e)  Except as set forth in Schedule 3.14, Seller, Subsidiaries and
                                 -------------
Seller Partnerships have established (and until the Final Closing Date will maintain) on their respective books and records reserves adequate to pay all Taxes of Seller, Subsidiaries and Seller Partnerships not yet due and payable in accordance with GAAP which are reflected in the Audited Financial Statements and Unaudited Financial Statements to the extent required by GAAP.

     (f)  Except as disclosed in Schedule 3.14, as of the date hereof, there
                                 -------------
are no, and, as of any Closing Date, there will be no, material Tax liens upon the assets of Seller, Subsidiaries and Seller Partnerships, except liens for Taxes not yet due.

     (g)  Except as disclosed in Schedule 3.14, Seller, Subsidiaries and
                                 -------------
Seller Partnerships have complied (and until the Final Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, and
6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all material amounts required by applicable Law.

     (h)  Except as disclosed in Schedule 3.14, Seller, Subsidiaries and
                                 -------------
Seller Partnerships have not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (i) No notice of any material deficiency for any Taxes has been received by Seller, any Subsidiary or any Seller Partnership that has not been resolved and paid in full or otherwise settled, no audits or other administrative proceedings or court proceedings are presently pending or, to Seller's knowledge, threatened with regard to any Taxes or Tax Returns of Seller, Subsidiaries or Seller Partnerships, and no notice of any material claim has been received by Seller, any Subsidiary or any Seller Partnership from any authority in a jurisdiction where Seller, Subsidiaries or Seller Partnerships do not file Tax Returns that Seller, any Subsidiary or any Seller Partnership is or may be subject to Tax in that jurisdiction.

     (j) Seller, Subsidiaries and Seller Partnerships have not received a Tax Ruling or entered into a Closing Agreement with the Internal Revenue Service that would have any continuing effect after the First Closing Date.

     (k) Seller has made available (or, with respect to all Tax Returns filed after the date hereof, will make available) to MSAM complete and accurate copies of all Tax Returns, and amendments thereto, filed by Seller, any Subsidiary or any Seller Partnership for all taxable periods or years ending on or prior to the First Closing Date.

     (l) Neither Seller nor any Subsidiary nor any Seller Partnership is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in federal income tax accounting method (other than a change of federal income tax accounting method required as a result of a change in law) initiated by Seller, and the Internal Revenue Service has not proposed any such adjustment or change in accounting method.

     (m) Seller has made available to MSAM all relevant information with respect to the federal income tax net operating loss carryovers of Seller as of December 31, 1996, based on the federal income Tax Returns filed by Seller as of such date.

     (n) For all taxable years from and including its Initial REIT Year through the First Closing Date, (i) Seller has maintained permanent records containing the information required to be maintained by Code Section 857(a)(2) and Treasury Regulation Sections 1.857-(8)(a), 1.857-8(c) and 1.857-8(e) and (ii) Seller has demanded the written statements from its shareholders required by Treasury Regulation Section 1.857-8(d) in accordance with Treasury Regulation Section 1.857-8(e).

     3.15 MATERIAL CONTRACTS.  Schedule 3.15 sets forth an accurate list of
          ------------------   -------------
all Material Contracts of Seller, Subsidiaries and Seller Partnerships. Seller has made available to MSAM complete and correct copies of all Material Contracts. All Material Contracts are in full force and effect. Except as set forth in Schedule 3.15, Seller, Subsidiaries and Seller Partnerships are
             -------------
not in violation of or default in any material respect (nor is there any waiver in effect of any event that would constitute a default but for such waiver) under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under, any Material Contract. Except as set forth in Schedule 3.15, to the knowledge of Seller,
                                 -------------
no other party to any Material Contract is in breach of the terms, provisions and conditions of such Material Contract and no other party to any Material Contract has notified Seller, any Subsidiary or any Seller Partnership that it intends to terminate or modify a Material Contract.

     3.16 INSURANCE.  Schedule 3.16 sets forth a complete and correct list
          ---------   -------------
of all insurance policies, except for title insurance policies, currently in force insuring against risks of Seller, Subsidiaries and Seller Partnerships. Seller, Subsidiaries and Seller Partnerships are in compliance with the terms of such policies applicable to them and there are no claims by Seller, any Subsidiary or any Seller Partnership under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause.

     3.17 ENVIRONMENTAL MATTERS.
          ---------------------

     (a) Except as set forth in the documentation provided to Seller pursuant to Section 3.17(b) and in Schedule 3.17, there is no material
            ---------------        -------------
Environmental Noncompliance with respect to any Property and there are no material Environmental Claims with respect to any Property or the Seller, any Subsidiary or any Seller Partnership or, to the knowledge of Seller, any tenants under any of the Tenant Leases. All material permits, consents, licenses, certificates, approvals, registrations, and authorizations in connection with environmental matters (collectively, "ENVIRONMENTAL PERMITS") which are required by any Law have been obtained and are valid. The Properties (and all uses thereof and operations conducted thereon) comply in all material respects with all Environmental Permits. All operations on or at the Properties conducted by Seller are and have been conducted in all material respects in compliance with applicable Environmental Laws. Except as set forth in the documentation provided to Seller pursuant to Section
                                                                 -------
3.17(b) and in Schedule 3.17, Seller has not received any Notification from
-------        -------------
any Governmental Entity seeking any information or alleging any violation of any Law regarding Environmental Conditions. Except as set forth in the documentation provided to Seller pursuant to Section 3.17(b) and in Schedule
                                             ---------------
3.17, Seller has not caused or given its verbal or written authorization to cause, and has no knowledge of, any Release of any Hazardous Materials on-site or off-site of the Properties in violation of any Environmental Law.

     (b) Seller has made available to MSAM true, correct, and complete copies of all written reports of any environmental assessment, compliance or regulatory audit, inspection, or investigation of the Properties in its possession, and Seller has not received any other written report containing any evidence of Environmental Noncompliance.

     (c) Except as set forth in the documentation provided to Seller pursuant to Section 3.17(b) and in Schedule 3.17, there is not now, nor has
            ---------------        -------------
there been in the past, any "friable" asbestos (as the term "friable" is defined under 40 C.F.R. Section 61.141) or friable asbestos containing materials located on, incorporated in, or otherwise contained in the Properties or any portion thereof, and there are not now, and have not in the past been, any underground storage tanks located on the Properties or any portion thereof.

     (d) Except as set forth in the documentation provided to Seller pursuant to Section 3.17(b), and in Schedule 3.17, none of the tenants under
            ---------------         -------------
any Tenant Lease handle or store any Hazardous Material as a principal or primary business.

     3.18 TRUST RECORDS; ACCOUNTING RECORDS. The minute books of Seller
          ---------------------------------
accurately reflect in all material respects all actions taken to the date of this Agreement by the holders of Common Shares, the Trust Managers and committees of the Trust Managers, except for those matters set forth in
Schedule 3.18 for which minutes of such actions have not yet been prepared
-------------
or approved. The share certificate books and records of Seller accurately reflect the ownership of the Common Shares. Seller maintains accounting records which fairly reflect, in all material respects, Seller's transactions.

     3.19 NEW YORK STOCK EXCHANGE LISTING.   The outstanding Common Shares
          -------------------------------
are listed on the New York Stock Exchange. The issuance or sale and delivery of any Shares to Buyers pursuant to this Agreement will not violate any listing requirements of the New York Stock Exchange for the listing of Common Shares, including the Shares.

     3.20 DISCLOSURE OF FACTS.  There are no facts peculiar to Seller,
          -------------------
Subsidiaries or the Seller Partnerships that Seller has not disclosed to MSAM that materially adversely affect, or insofar as Seller can reasonably foresee, will materially adversely affect, the business, financial condition, assets, results of operations or prospects of Seller, Subsidiaries or Seller Partnerships.

     3.21 PENSION-HELD REIT.  For purposes of Section 856(h)(3) of the Code,
          -----------------
Seller hereby represents that at any time during the shorter of (i) the two-year period ending immediately prior to the First Closing Date or (ii) the period during which Seller was in existence, to the best of Seller's knowledge, no "qualified trust" has held, directly or indirectly, more than 10% of the interests in Seller.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER
            ---------------------------------------

     Each of MSRE and MSAM represents and warrants with respect to itself (except as indicated) to, and agrees with, Seller as follows:

     4.1  ORGANIZATION AND RELATED MATTERS.   It is a corporation duly
          --------------------------------
organized and validly existing under the laws of the state of its incorporation. It has all necessary corporate power and corporate authority to carry on its business as now being conducted. It has all necessary corporate power and corporate authority to execute, deliver and perform this Agreement and the transactions contemplated hereby.

     4.2  AUTHORIZATION.   The execution, delivery and performance of this
          -------------
Agreement have been duly and validly authorized by it and by all other necessary corporate action on its part and no other corporate proceedings on its part are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and constitutes its legally valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Equitable Remedies. The execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity under the terms of any applicable Law or its material Contracts, other than any filing required under the Exchange Act.

     4.3  NO CONFLICTS.   The execution, delivery and performance of this
          ------------
Agreement by it will not violate the provisions of, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, (a) its certificate of incorporation and bylaws, pursuant to which it was organized and by which it is governed,
(b) any Law to which it is subject or (c) any Contract to which it is a party that is material to the financial condition, results of operations or conduct of its business.

     4.4  NO BROKERS OR FINDERS.   No agent, broker, finder or investment or
          ---------------------
commercial banker, or other Person or firms engaged by or acting on its behalf or on behalf of any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

     4.5  LEGAL PROCEEDINGS.  There is no Order or Action pending against or,
          -----------------
to its knowledge, affecting it that individually or when aggregated with one or more other Actions has, or if determined adversely would have, a material adverse effect on its business, properties, or financial condition or on its ability to perform this Agreement.

     4.6  INVESTMENT REPRESENTATION.   Each Buyer is acquiring the Shares
          -------------------------
from Seller for its own account, for investment purposes only and not with a view to or for sale in connection with the distribution thereof. It agrees to execute any further certificate or other document representing such investment intent or as to any other matter reasonably requested by Seller to assure compliance with applicable securities laws.

     4.7  LEGENDS; STOP-TRANSFER ORDERS.
          -----------------------------

     (a) The certificates for Shares will bear legends in substantially the following form:

          THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND, ACCORDINGLY, MAY BE OFFERED, SOLD, TRANSFERRED OR PLEDGED ONLY IN A TRANSACTION WHICH IS REGISTERED UNDER SUCH ACT AND UNDER SUCH LAWS OR IS EXEMPTED FROM SUCH REGISTRATION REQUIREMENTS.

     (b) The certificates for Shares may also bear any legend required by any applicable state blue sky law.

     (c) Any certificates for Shares will also bear a legend relating to restrictions on transfer imposed pursuant to the percentage ownership limitation contained in the Charter Documents.

     (d) Seller may impose appropriate stop-transfer instructions relating to the restrictions set forth herein.

     4.8  STATUS FOR REIT OWNERSHIP AND INCOME TESTS.   At the Closing, each
          ------------------------------------------
of MSRE and each MSAM Purchaser will own (assuming for purposes of this representation, only the Common Shares purchased pursuant to this Agreement) on a fully-diluted basis Common Shares of Seller which shall not exceed the following percentages: MSRE 5.0%, Stichting Pensionfonds ABP 5.0%, Stichting Bedrijfspensioenfonds Voor De Metaalnijverheid 5.0%, Morgan Stanley Real Estate Special Situations Fund I, L.P. 9.99%, and Morgan Stanley Real Estate Special Situations Fund II, L.P. 9.99%. At the Closing, to the best of MSAM's knowledge, the purchase of the Common Shares by the MSAM Purchasers will not result in a "qualified trust" as defined in Code Section 856(h)(3) holding more than 25% in value of the Seller's outstanding stock. MSRE and/or the MSAM Purchasers are not purchasing the Common Shares, and will not hold any or all of the Common Shares so purchased, through any arrangement or entity that would be deemed, for federal income tax purposes, to be a partnership between MSRE and/or the MSAM Purchasers. The Common Shares that each MSAM Purchaser owns will not be considered to be owned by any individual (or entity treated as an individual under Section 856(h) of the Code, other than through the operation of Section 856(h)(3)(A)(ii)) who after application of the stock ownership rules of Section 856(h) of the Code would own more than 9.8% of the lesser of the number or value of any outstanding class of Capital Stock, unless, at the time of the Closing, such individual or entity is already considered to own, under Section 856(h) of the Code, 9.7% or more of the lesser of the number or value of such class of Capital Stock.

     At the Closing, the Common Shares owned by MSRE shall not exceed, on a fully-diluted basis, 5% of all outstanding Common Shares. At the Closing, and at all times thereafter, applying the stock ownership rules of Code Section 856(h), as in effect at the time of the Closing (a) MSRE will be treated as a corporation, and the Common Shares that it owns will be treated as owned proportionately by its shareholders and (b) no individual (or entity treated as an individual under Section 856(h) of the Code) will be considered as owning more than 9.8% of the Common Shares owned by MSRE.

     At the Closing, and at all times thereafter, applying the stock ownership rules of Code Section 856(h), as in effect at the time of the Closing, (a) MSRE will be treated as a corporation, and the Common Shares that it owns will be treated as owned proportionately by its shareholders and
(b) the Common Shares that MSRE owns will not be considered to be owned by any individual (or entity treated as an individual under Section 856(h) of the Code) who after application of the stock ownership rules of Section 856(h) of the Code would own more than 9.8% of the lesser of the number or value of any outstanding class of Capital Stock.

     4.9  AUTHORITY OF MSAM.  MSAM is duly authorized to enter into this
          -----------------
Agreement and to consummate the transactions contemplated hereby on behalf of the MSAM Purchasers.

SECTION 5.     COVENANTS WITH RESPECT TO CONDUCT OF SELLER PRIOR TO   FINAL
               ------------------------------------------------------------
CLOSING
-------

     From the date of this Agreement up to and including the Final Closing Date, Seller covenants and agrees to take such actions, or refrain from taking such actions, as are set forth in this Section 5.
                                              ---------

     5.1  ACCESS.   Seller shall, and shall cause the Subsidiaries and Seller
          ------
Partnerships to, authorize and permit MSAM and its representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of business, to all of the Properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to the businesses of Seller, Subsidiaries and Seller Partnerships as MSAM may from time to time reasonably request, and to make copies of such books, records and other documents and to discuss the business of Seller, Subsidiaries and Seller Partnerships with MSAM and its partners and their respective officers, employees, accountants and counsel, as MSAM considers necessary or appropriate for the purposes of familiarizing itself with the business of Seller, obtaining any necessary Approvals of, or Permits for, the transactions contemplated by this Agreement and conducting an evaluation of the organization and business of Seller. From the date of this Agreement up to and including the Final Closing Date, Seller will permit, and cause Subsidiaries and Seller Partnerships to permit, MSAM and its officers, directors, agents, attorneys, accountants, and representatives, to audit such books and records, to meet with tenants of the Properties, and to conduct such investigations, tests, or inspections of the Properties as Seller shall approve in Seller's sole discretion, including intrusive sampling studies to ascertain whether or not there are any Hazardous Materials on, in, or under the Properties.

     5.2  MATERIAL ADVERSE CHANGES; SEC FILINGS; REPORTS; FINANCIAL
          ---------------------------------------------------------
STATEMENTS.
----------

     (a) Seller shall promptly notify MSAM of any event of which Seller obtains knowledge which has had or might reasonably be expected to have a material adverse effect on Seller's business or which if known as of the date hereof would have been required to be disclosed to MSAM.

     (b) Seller will, and will cause the Subsidiaries and Seller Partnerships to, furnish to MSAM as soon as available copies of all SEC Filings, and all material reports, renewals, filings, certificates, statements and other documents filed with any Governmental Entity.

     5.3  CONDUCT OF BUSINESS. Except as set forth in Schedule 5.3 and as
          -------------------                         ------------
provided in Section 5.4, from the date of this Agreement until the Final
            -----------
Closing Date, Seller agrees with and for the benefit of Buyer that Seller shall not, and Seller shall cause Subsidiaries and Seller Partnerships not to, without the prior written consent of MSAM, which consent may not unreasonably be withheld:

     (a)  conduct   the   business   of  Seller,   Subsidiaries   and  Seller
Partnerships in any manner except in the ordinary course consistent with past practices; or

     (b) purchase any real property without MSAM's consent if prior to the date of the Annual Meeting or if after such date, without the consent of the Investment Committee; or

     (c) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other tangible or intangible personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any Common Shares or any shares of its Capital Stock, as applicable, except for dividends the record date of which is after the First Closing Date; or

     (d) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations (other than the Prudential Line of Credit), Common Shares or Capital Stock; or

     (e) incur or agree to incur any obligation or liability (absolute or contingent) that individually calls for payment by Seller, any Subsidiary or any Seller Partnership of more than $50,000 individually or in the aggregate except for (i) liabilities (other than indebtedness for borrowed money) incurred in the ordinary course of business consistent with past practices (including, but not limited to, tenant improvements and capital improvements to Properties), (ii) liabilities arising out of, incurred in connection with, or related to the consummation of the transactions contemplated by this Agreement, (iii) payments to Realco under the Realco Debt and (iv) purchases of real property in accordance with Section 5.3(b); or
                                    --------------

     (f) merge (if Seller is not the surviving entity), sell substantially all of its assets or enter into any other contract involving any other form of business combination or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or adopt any plan of liquidation or dissolution; or

     (g) change the number of Trust Managers or the Board of Directors of any of the Subsidiaries, or admit any additional partners to the Seller Partnerships; or

     (h) except as proposed at the Annual Meeting, amend the Charter Documents or the charter or organizational documents of the Subsidiaries or Seller Partnerships; or

     (i) sell, lease, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber, other than the lease of any Property or space therein in the ordinary course of business consistent with past practices, any of the Properties; or

     (j) cancel, satisfy or prepay any debt, obligation, liability or encumbrance, or waive any claim or right of value of Seller, Subsidiaries or Seller Partnerships except the extinguishment of debt under the Realco Debt through the conversion of the Realco Debt to Common Shares; or

     (k) (i) increase in any manner the compensation or fringe benefits (including, but not limited to, severance benefits) payable or to become payable by Seller, Subsidiaries, or Seller Partnerships to any officer, Trust Manager, director, partner, consultant or independent contractor as salary or wages or under any bonus, insurance, welfare, severance, deferred compensation, pension, retirement, profit sharing, share option (including, without limitation, the granting of any share option or share appreciation right or performance or restricted share award), share purchase or other employee benefit plan, (ii) except as approved by the Compensation Committee prior to the date of this Agreement or except as approved by the Compensation Committee and approved by a unanimous vote of the Seller's Board of Trust Managers, increase in any manner the compensation or fringe benefits (including, but not limited to, severance benefits) payable or to become payable by Seller, Subsidiaries or Seller Partnerships to any employee who is not an officer, Trust Manager, director or partner of Seller, Subsidiaries or Seller Partnerships as salary or wages or under any bonus, insurance, welfare, severance, deferred compensation, pension, retirement, profit sharing, share option (including, without limitation, the granting of any share option or share appreciation right or performance or restricted share award), share purchase or other employee benefit plan, except for such increase in salary, bonuses or severance benefits to such employees in the ordinary course of business consistent with past practices and provided that all such increases in salary, bonuses or severance benefits do not have a material adverse effect on the business, assets, financial condition or prospects of Seller, Subsidiaries or Seller Partnerships, or (iii) except as proposed at the Annual Meeting, enter into, adopt, amend in any material respect (except as required by law) or terminate
any Seller  Benefit Plan  or any  agreement, arrangement,   plan  or  policy
between Seller, Subsidiaries or Seller Partnerships, as applicable, and one or more of its Trust Managers, directors, partners, officers, employees or independent contractors; or

     (l) make any tax election other than in connection with maintaining Seller's qualification as a REIT or take any action that would cause Seller not to qualify as a REIT, or fail to take any reasonable action to preserve Seller's qualification as a REIT; or

     (m) make any change in any significant accounting principles or practices used by Seller, Subsidiaries or Seller Partnerships, except as required by the Commission; or

     (n) amend, modify or change the terms of any Material Contract other than in the ordinary course of business consistent with past practice and provided that such amendment, modification or change does not have a material adverse effect on the business, assets, financial condition or prospects of Seller, Subsidiaries or Seller Partnerships; or

     (o)  except as provided in Section 5.3(b), acquire any Person (or
                                --------------
interest therein) or any material amount of assets, or make any loans, advances or capital contributions to, or investments in, any Person; or

     (p) take any action that would, or fail to take any action which failure would, result in any of Seller's representations and warranties set forth in this Agreement not being true; or

     (q) agree to or make any commitment to take any action prohibited by this Section 5.3.
     -----------

     5.4  NOTIFICATION OF CERTAIN MATTERS.   Seller shall give prompt notice
          -------------------------------
to MSAM, and MSAM and MSRE shall give prompt notice to Seller, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Final Closing Date and (b) any failure of MSRE, MSAM or Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     5.5  ADJUSTMENT OF SHARE PRICE.  The Share Price will be subject to
          -------------------------
adjustment from time to time prior to the Final Closing Date as follows:

          (a)  If Seller shall at  any time prior to  the Final Closing  Date
(i) pay a dividend or make any other distribution payable in Common Shares to holders of any class of Capital Stock of Seller, (ii) subdivide or reclassify the outstanding Common Shares into a greater number of shares or (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares, the Share Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that each Buyer will be entitled to receive upon purchase after such time the number of Common Shares that such Buyer would have owned or been entitled to receive had such purchase occurred immediately prior to such time (subject to the Share Ownership Limitation). An adjustment made pursuant to this subsection
(a) will become effective immediately after the record date in the case of a dividend or other distribution and will become effective immediately after the effective date of any such subdivision, combination, reclassification or change, provided that, if such dividend or distribution is not ultimately paid or made, the Share Price shall be readjusted to be equal to the Share Price in effect immediately prior to such record date. Such adjustment will be made successively whenever any event listed above occurs.

          (b) If Seller shall at any time prior to the Final Closing Date issue rights or warrants to all holders of Common Share entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Shares entitled to receive such rights or warrants and expiring within 45 days after such record date) to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined in subsection (d) below) of Common Shares on such record date, the Share Price will be adjusted effective as of immediately after such record date so that it shall equal the price determined by multiplying the Share Price in effect immediately prior thereto by a fraction, the numerator of which is the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the Common Shares so offered for subscription or purchase or purchased would purchase at the Current Market Price per Common Share, and the denominator of which is the number of Common Shares outstanding on such record date plus the number of additional Common Shares which may be purchased upon the exercise of the rights or warrants issued, provided that, if such issuance is not ultimately made, the Share Price shall be readjusted to be equal to the Share Price in effect immediately prior to such record date. Common Shares owned by or held for the account of Seller shall not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such rights or warrants are issued.

          (c) If Seller shall at any time prior to the Final Closing Date distribute to all holders of Common Shares any shares of any class of Capital Stock other than Common Shares, evidences of indebtedness or other assets
(other  than cash dividends  or distributions out of   retained earnings), or
shall distribute to holders of Common Shares rights or warrants to subscribe to securities (other than those referred to in subsection (b) above), then in each such case the Share Price will be adjusted so that it equals the price determined by multiplying the Share Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which is the Current Market Price per Common Share on the record date mentioned below less the then fair market value (as determined by the Board of Trust Managers, whose determinations shall be conclusive evidences of such fair market value) of said shares, evidences of indebtedness, assets, rights or warrants or distributions applicable to one Common Share, and the denominator of which
is  such  Current  Market  Price.   Such  adjustment  will  become  effective
immediately after the record date for the determination of the holders of Common Shares entitled to receive such distribution, provided that, if such issuance is not ultimately made, the Share Price shall be readjusted to be equal to the Share Price in effect immediately prior to such record date. Such adjustment will be made successively whenever such a distribution is made.

          (d) For the purpose of computation under subsections (b) and (c) above, the "Current Market Price" per Common Share at any date will be deemed to be the average of the daily closing price for the Common Shares on the New York Stock Exchange for 20 consecutive trading days commencing 30 trading days before such date.

SECTION 6.  ADDITIONAL CONTINUING COVENANTS AND AGREEMENTS
            ----------------------------------------------

     6.1  USE OF PROCEEDS.   The proceeds from the sale of the Shares to
          ---------------
Buyers, net of any costs (including any accounting, legal and fairness opinion costs and expenses) associated with the transactions contemplated by this Agreement, shall be applied by Seller to the purchase of real property in accordance with Section 2.2.
                   -----------

     6.2  APPOINTMENT OF TRUST MANAGERS.
          -----------------------------

     (a)  GENERAL.   Effective immediately following the Annual Meeting,
          -------
Seller shall increase the number of its Trust Managers from five to seven, and Seller shall appoint two individuals designated by MSAM to fill the vacancies caused by the increase in the number of Trust Managers under this
Section 6.2(a).  In addition, at the first annual meeting and all subsequent
--------------
annual meetings of shareholders after the number of Trust Managers has been increased to seven under this Section 6.2(a), until Seller achieves the
                              --------------
Minimum Equity Capitalization, Seller shall nominate, and use its best efforts to have such persons elected (which efforts shall include, without limitation, including MSAM's nominees in management's slate for nomination and election and solicitation of proxies on their behalf), two designees of MSAM (which may be different persons than the persons initially appointed as Trust Managers pursuant to the first sentence of this Section 6.2(a) if such
                                                      --------------
initial designees shall have died, resigned, been removed or declined to be nominated) as Trust Managers. During such time as Seller shall have individuals designated by MSAM serving as Trust Managers pursuant to this
Section 6.2(a), and except as otherwise provided in Section 6.2(b) hereof,
--------------                                      --------------
the number of Trust Managers shall consist of not more than seven persons, including the designees of MSAM. Such designees of MSAM shall hold office until resignation, removal, death or expiration of the term for which he or she was appointed and any successive term for which such representative is duly elected as a Trust Manager by the shareholders of Seller. In the event of the death, resignation or removal from office of a designee of MSAM serving as a Trust Manager pursuant to the first sentence of this Section
                                                                  -------
6.2(a), Seller agrees to promptly appoint a replacement designee selected by
------
MSAM as Trust Manager prior to the date Trust Managers are to be elected at the first annual meeting after the number of Trust Managers has been increased to seven pursuant to this Section 6.2(a).
                                    --------------

     (b)  OBSERVATION RIGHTS.  In the event that the designees selected by
          ------------------
MSAM to serve as Trust Managers are not, for any reason, elected by Seller's shareholders, MSAM shall have full observation rights with respect to Seller's Trust Managers, including the right to obtain full and timely notice of all meetings of the Trust Managers and of each of its committees, to obtain copies of all written and other materials disseminated to Trust Managers and to designate a person to attend in person or by telephone all meetings of the Trust Managers or their committees. If MSAM receives observation rights pursuant to the provisions of this paragraph, MSAM and its designees in respect of such rights shall each execute a confidentiality agreement in form and substance reasonably satisfactory to Seller.

     (c)  RESIGNATIONS. At such time as Seller achieves Minimum Equity
          ------------
Capitalization, MSAM shall cause one of its designees to not seek re-election at the next annual meeting, or at Seller's option, to immediately resign. At such time as Seller achieves equity capitalization of $250 million (calculated in the same manner as Minimum Equity Capitalization), MSAM shall cause its remaining designee to not seek re-election at the next annual meeting, or at Seller's option, to immediately resign.

     (d)  QUALIFICATIONS.   Each of the representatives designated by MSAM
          --------------
in accordance with this Section 6.2 shall be a Person selected by MSAM in its
                        -----------
sole discretion; provided, however, that any such person may not have been involved in any of the events described in Item 401(d)(1)-(4) of Regulation S-K promulgated under the Exchange Act.

     (e)  COMMITTEES.   At any time that MSAM shall have exercised its rights
          ----------
under this Section 6.2 to appoint a designee as Trust Manager, Seller shall
           -----------
appoint at least one of MSAM's designees on each committee of the Trust Managers, and each such committee shall contain no more than three members until expiration of the latest term of office of any designee of MSAM pursuant to Section 6.2(a) or 6.2(b).
            --------------   -------

     6.3       ENVIRONMENTAL MATTERS.  Seller will advise MSAM promptly (a)
               ---------------------
upon obtaining knowledge that a Release has occurred at or upon the Properties and/or (b) upon receipt of a Notification pertaining to the Properties.

     6.4  STATUS FOR REIT OWNERSHIP AND INCOME TESTS.  Following the First
          ------------------------------------------
Closing Date, and at all subsequent times during which any Buyer owns any of the Shares, applying the stock ownership rules of Section 856(h) of the Code, the representation set forth in Section 4.8 will remain true and correct.

     6.5       PROHIBITED TRANSACTIONS.  Seller shall not effect any business
               -----------------------
transactions, or agree to effect any business transactions, with Affiliates, Trust Managers or employees of Seller except in the ordinary course of business and unless the consideration paid by Seller in any such business transaction is fair value at market rates, or approved by Seller's shareholders in accordance with applicable state law.

     6.6       SELLER/BUYER REGISTRATION RIGHTS AGREEMENT.
               ------------------------------------------
Contemporaneously with the First Closing Date, MSRE, MSAM on behalf of the MSAM Purchasers and Seller shall enter into a Registration Rights Agreement substantially in the form of Exhibit B.
                             ---------

     6.7       REIT QUALIFICATION.  Seller shall take all actions necessary
               ------------------
to maintain Seller's qualification as a REIT and, without the written consent of MSAM, shall take no action that would cause Seller not to qualify as a REIT or fail to take any action that would preserve Seller's qualification as a REIT. Seller covenants and agrees that (i) it will duly and promptly notify MSAM upon becoming aware that any "qualified trust" holds or is expected to hold, directly or indirectly, more than 10% of the interests in Seller, and (ii) it will provide MSAM such information and/or verification as MSAM shall reasonably request in order to verify whether Seller constitutes a "pension-held REIT" as defined under Section 856(h)(3)(C) of the Code.

     6.8       PREEMPTIVE RIGHTS. In the event that Seller shall at any time
               -----------------
subsequent to the date of this Agreement issue any Common Shares to any Person or Persons (other than (i) Common Shares issued to Realco in connection with the conversion of the Realco Debt to Common Shares, (ii) Common Shares issued pursuant to an employee share option, share purchase, share incentive or compensation plan or (iii) Common Shares issued to any partners in Affiliates of Realco in connection with the merger of such
Affiliates with and into Seller) (each such issuance, a "Subsequent Offering")), Buyers shall have the right to purchase, on the same terms and conditions as the other purchasers in the Subsequent Offering, Common Shares in an amount not to exceed, in the aggregate, such number of Common Shares as is equal to the total number of Common Shares offered in the Subsequent Offering times a fraction, the numerator of which is the number of Common Shares then owned by Buyers in the aggregate and the denominator of which is the total number of Common Shares outstanding immediately prior to such Subsequent Offering, in such proportion with respect to each Buyer as specified on Exhibit A hereto (subject to the Share Ownership Limitation).
             ---------
Notwithstanding the foregoing, with respect to each Subsequent Offering by Seller in the amount of $10 million or more, the amount of shares Buyers may purchase in the aggregate pursuant to such Preemptive Rights shall be reduced by 5% of the total Common Shares outstanding (on a fully-diluted basis) after each such Subsequent Offering. The Buyers' Preemptive Rights will immediately terminate once Seller achieves a Minimum Equity Capitalization.

     6.9  DEBT.  Neither Seller, any Subsidiary or any Seller Partnership
          ----
shall, without the prior written consent of MSAM (i) incur, create, assume, guarantee or in any way become liable for, or permit to exist, any Debt prior to such time as the Seller achieves a Minimum Equity Capitalization, except to the extent the proceeds of such Debt is to be used to acquire real property, and such acquisition occurs within 90 days of the date such Debt is incurred; or (ii) issue or have outstanding any Preferred Shares, or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire any Preferred Shares, prior to such time as the Seller achieves Minimum Equity Capitalization.

     6.10      FURNISH DOCUMENTS.  (a)  Seller shall furnish or cause to be
               -----------------
furnished to MSAM within five Business Days after Seller is required to file the same with the Commission , copies of the periodic information, documents and other reports which Seller is required to file with the Commission pursuant to Section 13(a) of the Exchange Act. If Seller ceases to be required to file information, documents and other reports pursuant to Section 13 of the Exchange Act, it shall remain obligated to furnish the same information, documents and reports otherwise required under Section 13(a) of the Exchange Act to MSAM within five Business Days after Seller would have been required to file the same with the Commission; and

          (b) Seller shall furnish or cause to be furnished to MSAM, within five Business Days after the effective date thereof, copies of any amendment or modification to its Charter Documents.

     6.11 TAXES.  Seller shall, and shall cause each Subsidiary and Seller
          -----
Partnership to, pay, when due, all taxes, assessments and governmental charges or levies imposed upon it and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and any other like person or entity which, if unpaid, might result in the creation of a lien upon the income of Seller or its assets; provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto have been provided on the books of Seller, such Subsidiary of such Seller Partnership, as the case may be.

     6.12 ADDITIONAL INFORMATION  Seller shall execute and deliver or cause
          ----------------------
to be executed and delivered to MSAM upon MSAM's reasonable request such other and further instruments or documents as in the reasonable judgment of MSAM and Seller are necessary to conform, create, evidence, preserve or maintain Buyers' rights in the Shares, and Seller shall do all such additional acts, give such assurances and execute such instruments as MSAM may reasonably require to vest more completely in and assure to Buyers their rights in the Shares.

SECTION 7.  GENERAL CONDITIONS OF PURCHASE
            ------------------------------

     The obligations of the parties to effect each Closing shall be subject to the following conditions unless waived in writing by all parties:

     7.1  NO ORDERS.  No Law or Order shall have been enacted, entered,
          ---------
issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the applicable Closing Date.

     7.2  APPROVALS. To the extent required by applicable Law, all Permits
          ---------
and Approvals required to be obtained in connection with each Closing from any Governmental Entity or any consent from a third party material to Seller or its business shall have been received or obtained on or prior to the applicable Closing Date.

     7.3       ABSENCE OF LITIGATION.   No Action before any Governmental
               ---------------------
Entity pertaining to the transactions contemplated by this Agreement shall have been instituted on or before the applicable Closing Date whether or not any of the parties hereto or its Affiliates is a party.

     7.4  NEW YORK STOCK EXCHANGE.  Assuming receipt of Shareholder Approval,
          -----------------------
the Shares shall have been approved for listing, upon official notice of issuance, on the New York Stock Exchange. Seller will use its best efforts to maintain the listing of its Common Shares on the New York Stock Exchange.

     7.5  SHAREHOLDER APPROVAL.  Seller shall have received Shareholder
          --------------------
Approval.


SECTION 8.  CONDITIONS TO OBLIGATIONS OF BUYERS
            -----------------------------------

     The obligations of Buyers to effect each Closing shall be subject to the following conditions except to the extent waived in writing by MSAM:

     8.1       ACCURACY OF SELLER'S REPRESENTATIONS AND WARRANTIES.  All
               ---------------------------------------------------
representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects on the applicable Closing Date as if made on and as of such Closing Date.

     8.2       PERFORMANCE BY SELLER.    Seller shall have in all material
               ---------------------
respects performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller on or before the applicable Closing Date, including the covenants set forth in Section 5.
                       ---------

     8.3       NO MATERIAL ADVERSE CHANGE.   During the period from December
               --------------------------
31, 1996 to the applicable Closing Date, (i) there shall not have been any material adverse change or any development involving a material adverse change in the condition (financial or otherwise) of Seller, any Subsidiary or any Seller Partnership, taken as a whole, or in the earnings, business, prospects or operations of Seller, any Subsidiary or any Seller Partnership, taken as a whole, and (ii) there shall not have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to, in the judgment of MSAM, significantly impair the marketability or value of the Shares, (iii) the trading in any securities of Seller shall not have been suspended or limited by the Commission or the New York Stock Exchange, trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall not have been suspended or limited, minimum or maximum prices for trading shall not have been fixed, and maximum ranges for prices shall not have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other Governmental Entity, and (iv) a banking moratorium shall not have been declared by Federal, Texas or New York authorities.

     8.4       CERTIFICATION BY SELLER.   MSAM shall have received a
               -----------------------
certificate, addressed to MSAM and each Buyer and dated as of the applicable Closing Date, signed by the President of Seller, certifying, in such detail as MSAM and its counsel reasonably may request, that all of the conditions specified in Section 8 have been fulfilled.
             ---------

     8.5       OPINION OF SELLER'S COUNSEL.   MSAM shall have received from
               ---------------------------
counsel for Seller an opinion, addressed to MSAM and each Buyer and dated as of the applicable Closing Date, in form and substance reasonably satisfactory to MSAM as to the matters set forth in Schedule 8.5.
                                       ------------

     8.6       SCHEDULES.   Seller shall have delivered to MSAM updated
               ---------
Schedules, if any,  to this Agreement.

     8.7       REALCO CONSENT.     Seller shall have received all necessary
               --------------
consents or waivers from Realco in connection with the matters contemplated by this Agreement.

SECTION 9.  CONDITIONS TO OBLIGATIONS OF SELLER
            -----------------------------------

     The obligations of Seller to effect each Closing shall be subject to the following conditions, except to the extent waived in writing by Seller:

     9.1  ACCURACY OF BUYERS' REPRESENTATIONS AND WARRANTIES.   All
          --------------------------------------------------
representations and warranties of MSRE and MSAM set forth in this Agreement shall be true and correct in all material respects on the applicable Closing Date as if made on and as of such Closing Date.

     9.2  BUYERS' PERFORMANCE.   MSRE and MSAM shall have in all material
          -------------------
respects performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by MSRE and MSAM on or before the applicable Closing Date.

     9.3  CERTIFICATION.   Seller shall have received a certificate, dated
          -------------
as of the applicable Closing Date, signed by the President or a Vice President of MSAM and MSRE, certifying, in such detail as Seller and its counsel reasonably may request, that the conditions specified in Section 9
                                                                 ---------
have been fulfilled.

     9.4  OPINION OF COUNSEL.  Seller shall have received from counsel to
          ------------------
MSRE and MSAM an opinion, dated as of the applicable Closing Date, in form and substance reasonably satisfactory to Seller as to the matters set forth in Schedule 9.4.
   ------------

     9.5  REIT STATUS.  The purchase of  Shares by the Buyers will not cause
          -----------
Seller to lose its status as a REIT under the Code.

SECTION 10.  TERMINATION OF OBLIGATIONS; SURVIVAL
             ------------------------------------

     10.1      TERMINATION OF AGREEMENT.   This Agreement and the
               ------------------------
transactions contemplated by this Agreement may be terminated at any time before the Final Closing Date, as follows and in no other manner:

     (a)       MUTUAL CONSENT.   By mutual consent in writing of MSAM and
               --------------
Seller.

     (b)  MISREPRESENTATION OR MATERIAL BREACH.   By MSAM or Seller with
          ------------------------------------
written notice to the other parties if there has been a misrepresentation or material breach on the part of Seller, MSRE or MSAM respectively, in their respective representations, warranties and covenants set forth herein, which, with respect to a breach of a covenant, if curable, has not been cured within 10 business days after receipt of notice from MSAM or Seller of the terminating party's intention to terminate.

     (c)  ENVIRONMENTAL NONCOMPLIANCE.   By MSAM in the event of the
          ---------------------------
discovery of any Release or other matter prior to any Closing Date which, if known to Seller as of the date of this Agreement, would have constituted a breach of the representations and warranties contained in Section 3.17.
                                                          ------------

     10.2      SHAREHOLDER APPROVAL.  If Seller does not receive Shareholder
               --------------------
Approval at the Annual Meeting, this Agreement shall terminate automatically without any further action by or on behalf of any of the parties hereto.

     10.3      EFFECT OF TERMINATION. In the event that this Agreement shall
               ---------------------
be terminated pursuant to Section 10.1 or Section 10.2, all further
                          ------------    ------------
obligations of the parties under this Agreement shall terminate; provided that the obligations of the parties contained in this Section 10.3, Section
                                                      ------------  -------

11, and  Section 12  (other  than Sections 12.3  and 12.8) shall  survive any
--       ----------               _____________      ____
such termination. A termination under Section 10.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

     10.4      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.   (a)
               -----------------------------------------------------
The representations and warranties contained in or made pursuant to this Agreement shall expire on the third anniversary of the Final Closing Date except that (a) the representations and warranties contained in Section 3.2
                                                                -----------
shall continue forever (subject to all defenses of Seller available under applicable Law, including the expiration of the applicable statute of limitations period), (b) the representations and warranties contained in
Section 3.14 shall continue through the applicable statute of limitations,
------------
(c) representations and warranties which are intentionally misrepresented shall continue through the later of the first anniversary of the Final Closing Date and one year following the date of actual discovery of such intentional misrepresentation, and (d) if a claim or notice is given under
Section 12 with respect to the breach of any representation or warranty prior
----------
to the applicable expiration date, such representation or warranty shall continue indefinitely until such claim is finally resolved.

     (b) All covenants and agreements of the parties hereto shall be continuing and shall survive each Closing Date pursuant to the terms thereof.

     (c)  The provisions of Section 11.1 through Section 11.5 and Section
                            ------------         ------------     -------
12.12 shall survive  and remain in full force and effect with respect to MSAM
-----
notwithstanding any termination of MSAM's appointment as agent on behalf of any or all of the MSAM Purchasers hereunder.

SECTION 11.   INDEMNIFICATION
              ---------------

     11.1 INDEMNIFICATION. In partial consideration of the commitment of the Buyers hereunder, Seller agrees to indemnify and hold harmless MSAM, each Buyer and any of their respective affiliates, directors, officers, agents and employees and each other person, if any, controlling MSAM or any Buyer or any of their respective affiliates (each a "Buyer Indemnified Person") from and against any losses, claims, damages or liabilities (or actions in respect thereof) to which such Buyer Indemnified Person may become subject in connection with the matters which are the subject of the commitment made hereunder (including any use or proposed use of the proceeds from the sale of the Common Shares) and will reimburse any Buyer Indemnified Person for all reasonable expenses (including the reasonable fees of counsel) as they are
incurred  by   any  such   Buyer  Indemnified   Person  in   connection  with
investigating, preparing or defending any such action or claim pending or threatened, whether or not such Buyer Indemnified Person is a party hereto. Seller shall not be responsible for any losses, claims, damages, liabilities or expenses resulting from such Buyer Indemnified Person's gross negligence or willful misconduct. Seller also agrees that no Buyer Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Seller for or in connection with this Agreement except for losses, claims, damages, liabilities or expenses to the extent that a court of competent jurisdiction or arbitration panel shall have finally determined that such losses, claims, damages, liabilities or expenses resulted from such
Buyer Indemnified Persons's  gross negligence or willful misconduct.   In the
event that the foregoing indemnity is unavailable or insufficient to hold a Buyer Indemnified Person harmless, Seller shall contribute to amounts paid or payable by such Buyer Indemnified Person in respect of such losses, claims, damages, liabilities and expenses in such proportion as appropriately reflects the relative benefits received by, and fault of Seller, on the one hand, and the Buyers, on the other hand, in connection with the matters as to which such losses, claims, damages, liabilities or expenses relate. The agreement of Seller in this paragraph shall be in addition to any other liability that Seller may otherwise have.

     11.2      OBLIGATIONS OF BUYERS.  Each Buyer, severally and not jointly,
               ---------------------
agrees to indemnify, defend and hold harmless Seller and its Trust Managers, officers, employees, agents, directors and Affiliates (collectively, the "SELLER INDEMNIFIED PARTIES") from and against any and all Losses of the Seller Indemnified Parties as a result of, or based upon or arising out of, directly or indirectly, (a) any material inaccuracy in, or material breach or material nonperformance of, any of the representations, warranties, covenants or agreements made by such Buyer in, or pursuant to, this Agreement, or (b) any pending or threatened Action brought by such Buyer's shareholders or creditors relating to, or arising out of or in connection with, directly or indirectly, the transactions contemplated under this Agreement; provided, however, that such Buyer shall not be obligated to indemnify, defend or
                               ---
hold harmless any of the Seller Indemnified Parties for any claims based solely on actions taken by any of the Seller Indemnified Parties other than the performance of the covenants and agreements to be undertaken by Seller pursuant to the terms and conditions of this Agreement and any other action authorized in writing by such Buyer. As a condition to the rights of any of the Seller Indemnified Parties under this Section 11,
                                                           ----------
such Buyer may require that any such Person provide a written undertaking that such Person will repay to such Buyer any amount expended by such Buyer to indemnify, defend or hold harmless such Person in the event and to the extent a court determines that such Buyer's indemnification or defense of such Person is prohibited by applicable Law. The agreement of each Buyer in this paragraph shall be in addition to any other liability that each Buyer may otherwise have.

     11.3      PROCEDURE.
               ---------

     (a)  NOTICE.   Any party seeking indemnification with respect to any
          ------
Loss shall give notice to the party required to provide indemnity hereunder (the "INDEMNIFYING PARTY") on or before the date specified in Section 11.4.
                                                              ------------

     (b)  DEFENSE OF CLAIM.   If any claim, demand or liability is asserted
          ----------------
by any third party against any Indemnified Party, the Indemnifying Party shall have the right, unless otherwise precluded by applicable law, to conduct and control the defense, compromise or settlement of any Action or threatened Action brought against the Indemnified Party in respect of matters embraced by the indemnity set forth in this Section 11. The Indemnified Party
                                            ----------
shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in connection with any such Action or threatened Action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the sole expense of the Indemnified Party unless (i) the Indemnifying Party shall have elected not, or, after reasonable written notice of any such Action or threatened Action, shall have failed, to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (iii) the parties to any such Action or threatened Action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel for the Indemnified Party that there may be one or more defenses available to the Indemnified Party that are not available to the Indemnifying Party or legal conflicts of interest pursuant to applicable rules of professional conduct between the Indemnifying Party and the Indemnified Party (in any which case, the Indemnifying Party shall not have the right to assume the defense of such Action on behalf of the Indemnified Party), in either of which events referred to in clauses (i),
(ii) and (iii) the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any such Action or threatened Action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Action or threatened Action. Unless the Indemnifying Party shall have elected not, or shall have after reasonable written notice of any such Action or threatened Action failed, to assume or participate in the defense thereof, the Indemnified Party may not settle or compromise any Action or threatened Action without the written consent of the Indemnifying Party. If, after reasonable written notice of any such Action or threatened Action, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party; provided, however, that no such conclusive presumption shall be made if the Indemnifying Party has not received reasonable written notice of the Action against the Indemnified Party.

     11.4      SURVIVAL.   The indemnity set forth in this Section 11 shall
               --------                                    ----------
survive each Closing or any termination of this Agreement and shall remain in effect for a period of (a) with respect to a breach of a representation or warranty, for the period through which such representation or warranty shall continue pursuant to Section 10.4 (including such period of time through
                     ------------
which such representation or warranty shall be extended until resolution of a claim with respect thereto) and (b) with respect to a breach of a covenant or agreement or an Action referred to in Sections 11.1 or 11.2(b),
                                                  ------------------------
forever.

     11.5      NOTICE BY SELLER.   Seller, MSRE and MSAM agree to notify in
               ----------------
writing the other parties of any liabilities, claims or misrepresentations, breaches or other matters covered by this Section 11 upon discovery or
                                          ----------
receipt of notice thereof (other than from such other parties), whether before or after any Closing Date.

SECTION 12.   GENERAL
              -------

     12.1      AMENDMENTS; WAIVERS.   This Agreement and any Schedule or
               -------------------
Exhibit attached hereto or referenced herein may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

     12.2      SCHEDULES; EXHIBITS; INTEGRATION.    Each Exhibit and Schedule
               --------------------------------
delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of the Agreement. This Agreement, together with such Exhibits and Schedules, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     12.3      BEST EFFORTS; FURTHER ASSURANCES.   Each party will use its
               --------------------------------
best efforts to cause all conditions to its obligations to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably
request  to   consummate  or  implement   the  transactions contemplated
hereby or to evidence such events or matters, including the seeking of any necessary shareholder approvals.

     12.4      GOVERNING LAW.    ALL QUESTIONS CONCERNING THE CONSTRUCTION,
               -------------
VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     12.5      NO ASSIGNMENT.    Except as otherwise specifically provided
               -------------
herein, neither this Agreement nor any rights or obligations under it are assignable by any party, except that MSAM may assign the commitment of any MSAM Purchaser to purchase Shares hereunder, and the related rights and remedies of such MSAM Purchaser, to any other client on behalf of whom it or any of its Affiliates acts as investment advisor, whether or not such client is initially an MSAM Purchaser hereunder and (ii) any one or more MSAM Purchasers may at any time subsequent to the date hereof appoint a successor agent to act on their behalf in connection with the matters contemplated herein.

     12.6      HEADINGS.   The descriptive headings of the Sections and
               --------
subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     12.7      COUNTERPARTS.    This Agreement and any other agreement or
               ------------
document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement or other document and shall become effective when one or more counterparts of this Agreement have been signed by each party and delivered to the other parties.

     12.8      PUBLICITY AND REPORTS.     Seller and MSAM shall coordinate
               ---------------------
all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the other parties, except to the extent that independent legal counsel to Seller or MSAM, as the case may be, shall advise the other parties in writing that a particular action is required by applicable Law (in which event the party taking such action shall cooperate with the other party in connection with any disclosure or publicity resulting from such action).

     12.9      CONFIDENTIALITY.   All information disclosed by any party (or
               ---------------
its representatives) to the other party whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except (a) to the extent that such information (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other public sources or (iii) is necessary or appropriate to be disclosed to a Governmental Entity having jurisdiction over the parties, (b) as may otherwise be required by Law to be disclosed or (c) to the extent such duty as to confidentiality is waived in writing by the other parties. Notwithstanding the foregoing, MSAM shall be entitled to disclose information relating to this Agreement and the transactions contemplated hereby to any client on behalf of whom it or any of its Affiliates acts as investment advisor, in connection with a contemplated investment by such client in Seller as described herein.
If this Agreement is terminated in accordance with its terms, each party shall use all reasonable efforts to return upon written request from the other parties all documents (and reproductions thereof) received by it or its representatives from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 12.9, unless the recipients provide assurances
                 ------------
reasonably satisfactory to the requesting party that such documents have been destroyed.

     12.10     PARTIES IN INTEREST.   This Agreement shall be binding upon
               -------------------
and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to or to confer any right of subrogation or action over or against any party to this Agreement.

     12.11     NOTICES.   Any notice or other communication hereunder must
               -------
be given in writing and (a) either delivered in person, (b) transmitted by telex, telefax or telecopy mechanism, (c) mailed by first class mail, return receipt requested, or (d) delivered by overnight mail or courier service, as follows:

     If to MSAM or any Buyer, addressed to:

          Morgan Stanley Asset Management
          1221 Avenue of the Americas
          New York, New York 10020
          Attention: Russell Platt,  President
          Telecopy: (212) 762-7536

     If to Seller, addressed to:

          American Industrial Properties REIT
          6220 North Beltline Road, Suite 205
          Irving, Texas 75063-2656
          Attention:   Mr. Charles W. Wolcott
                       President and Chief Executive Officer
          Telecopy:   (972) 550-6037

or to such other address or to such other person as any party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in this Section 12.11 and
                                                          -------------
an appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

     12.12     EXPENSES.   Except as set forth in the next sentence, each of
               --------
the parties hereto shall pay its own respective expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of its respective financial advisers,
accountants and  counsel.   Seller shall  reimburse MSAM for  all legal  fees
incurred by MSAM relating to the transactions contemplated by this Agreement and the Registration Rights Agreement up to a maximum of $50,000.

     12.13     REMEDIES; WAIVER.  All rights and remedies existing under this
               ----------------
Agreement and any related agreements or documents are cumulative to and not exclusive of any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. Each of the parties hereto shall be entitled to seek any equitable remedy to the extent such remedy is available under applicable Law.

     12.14     REPRESENTATION BY COUNSEL; INTERPRETATION.   Each of the
               -----------------------------------------
parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto, and no rule of strict construction shall be applied against any party to this Agreement.

     12.15     SEVERABILITY.  If any provision of this Agreement is held to
               ------------
be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 12.15.
                     -------------

     12.16     ARBITRATION.  In the event of a dispute hereunder which cannot
               -----------
be resolved by the parties, such dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitration panel may be entered in any court or tribunal of competent jurisdiction. Any arbitration occurring under this Section 12.16 shall be held in New York, New
                                 -------------
York in the first instance, in Dallas, Texas in the second instance, and continuing in that order with respect to each dispute occurring hereunder.

     12.17     AGENTS. (a)  Seller acknowledges and agrees that MSAM is
               ------
acting as agent on behalf of the MSAM Purchasers and that MSAM shall not have any liability to Seller, and shall not be obligated to purchase securities hereunder with respect to which any such MSAM Purchaser was obligated to but did not purchase.

     (b) In the event that MSAM shall no longer act as agent on behalf of any or all of the MSAM Purchasers in connection with the matters contemplated by this Agreement, then (i) any agent(s) appointed by such MSAM Purchasers as successor agent(s) to MSAM shall be entitled to, and to exercise on behalf of such MSAM Purchasers, all of the rights and remedies provided for herein with respect to MSAM and (ii) at any such time as no successor agent(s) shall have been appointed by any such MSAM Purchasers, such MSAM Purchasers shall be entitled to exercise all of the rights and remedies provided for herein in their individual capacity, including the right to obtain, upon request, copies of all documents and notices as specified herein. In the event that MSAM shall no longer act as agent on behalf of any of the MSAM Purchasers hereunder, all consents or waivers of MSAM necessary to effect any action hereunder shall be required to be given by any successor agent(s) appointed by such MSAM Purchasers or, if no successor(s) has been appointed, by such MSAM Purchasers, prior to the consummation of such action.

     (c) Until such time as Seller shall have received a written notice from any MSAM Purchaser that MSAM is no longer acting as such MSAM Purchaser's agent hereunder, Seller shall be entitled to rely on any instructions and any notices received from MSAM on behalf of such MSAM Purchaser as if received from such MSAM Purchaser directly.

     (d) Notwithstanding anything to the contrary provided herein, the parties hereto acknowledge and agree that MSRE shall be entitled to exercise any right or remedy provided for herein either through MSAM, if MSRE and MSAM shall so agree, or in its individual capacity, including the right to obtain, upon request, copies of all documents and notices as specified herein. In the event that MSAM shall no longer act as agent on behalf of any of the MSAM Purchasers hereunder, all consents or waivers of MSAM necessary to effect any action hereunder shall be required to be given by MSRE (as well as the MSAM Purchasers or any successor agent(s) as they shall have appointed) prior to the consummation of such action.

                                  "MSRE"

                                  MS REAL ESTATE SPECIAL SITUATIONS, INC.


                                  By:  /s/ Russell C. Platt
                                     ----------------------------------------
                                  Name:    Russell C. Platt
                                       --------------------------------------
                                  Title:   President
                                        -------------------------------------


                                  "BUYERS"

                                  MORGAN STANLEY ASSET MANAGEMENT, INC.,
                                  as Agent and Attorney-in-fact for each
                                  of its clients listed on Exhibit A hereto


                                  By:  /s/ Russell C. Platt
                                     ----------------------------------------
                                  Name:    Russell C. Platt
                                       --------------------------------------
                                  Title:   Managing Director
                                        -------------------------------------


                                  "SELLER"

                                  AMERICAN INDUSTRIAL PROPERTIES REIT


                                  By:   /s/ Charles W. Wolcott
                                     ----------------------------------------
                                     Charles W. Wolcott
                                     President and Chief Executive Officer